Exhibit 10.1
TWO TOWER PLACE
LEASE
AP3-SF3 CT NORTH, LLC,
a Delaware limited liability company
as Landlord,
and
FLUIDIGM CORPORATION,
a Delaware corporation
as Tenant

879352.05/SD 374622-00001/3-28-19/MLT/bp	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

SUMMARY OF BASIC LEASE INFORMATION
This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1. Date:	March 20, 2019
2. Landlord:	AP3-SF3 CT NORTH, LLC, a Delaware limited liability company
3. Address of Landlord (Section 24.19):
For notices to Landlord:
AP3-SF3 CT North, LLC
4380 La Jolla Village Drive, Suite 230
San Diego, CA 92122
Attention: W. Neil Fox, CEO
with a copy to:
Allen Matkins Leck Gamble Mallory & Natsis LLP
600 West Broadway, 27th Floor
San Diego, California 92101
Attention: Martin L. Togni, Esq.

For payment of Rent only: AP3-SF3 CT North LLC Dept. LA 24537 Pasadena, CA 91185-4537
4. Tenant:	FLUIDIGM CORPORATION, a Delaware corporation
5. Address of Tenant (Section 24.1 9):	7000 Shoreline Court, Suite 100 South San Francisco, CA 94080 Attention: General Counsel (Prior to Lease Commencement Date)
and Two Tower Place, Suite 2100 South San Francisco, CA 94080 Attention: General Counsel (After Lease Commencement Date)
6. Premises (Article 1):
6.1 Premises:
67,746 rentable square feet of space located on a portion of the eighteenth (18th) floor of the Building and the entirety of the nineteenth (19th), twentieth (20th) and twenty-first (21st) floors of the Building (as defined below), as depicted on Exhibit A attached hereto.

6.2 Building:	The Premises are located in the building whose address is Two Tower Place, South San Francisco, California (the "Building").
7. Term (Article 2):
7.1 Lease Term:	Ten (10) years and three (3) months.

879352.05/SD 374622-00001/3-28-19/MLT/bp	(i)	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

TERMS OF LEASE (References are to the Lease)		DESCRIPTION
7.2 Lease Commencement Date:
The later of (i) January 17, 2020 or (ii) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be January 17, 2020.

7.3 Lease Expiration Date:		The last day of the month in which the one hundred twenty-third (123rd) monthly anniversary of the Lease Commencement Date occurs.
8. Base Rent (Article 3):
Lease Period	Annual Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
***1 – 8	$2,617,260.80	$327,157.60	$5.60
9 – 12	$4,552,531.20	$379,377.60	$5.60
13 – 24	$4,711,869.84	$392,655.82	$5.80**
25 – 36	$4,876,785.24	$406,398.77	$6.00 **
37 – 48	$5,047,472.76	$420,622.73	$6.21 **
49 – 60	$5,224,134.36	$435,344.53	$6.43 **
61 – 72	$5,406,979.08	$450,581.59	$6.65 **
73 – 84	$5,596,223.40	$466,351.95	$6.88 **
85 – 96	$5,792,091.24	$482,674.27	$7.12 **
97 – 108	$5,994,814.44	$499,567.87	$7.37 **
109 – 120	$6,204,633.00	$517,052.75	$7.63 **
121 – 123	$6,421,795.20	$535,149.60	$7.90 **
*The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent rate per rentable square foot amount by the number of rentable square feet of space in the Premises, and the annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease month 13, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three and one-half percent (3-1/2%) and each annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).
**The amount identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts provided for informational purposes only.
***Subject to abatement as provided in Article 3 below. The Base Rent for this eight (8) month period is calculated based on 58,421 rentable square feet in the Premises notwithstanding that Tenant is leasing the entire Premises (consisting of 67,746 rentable square feet); provided, however, that Tenant shall pay Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs based on 67,746 rentable square feet in the Premises for the entire Lease Term.

9. Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):		18.09% (67,746 rentable square feet within the Premises/374,433 rentable square feet within the Building).
10. Letter of Credit (Article 20):		$2,000,000.00
11. Brokers (Section 24.25):		Newmark Cornish & Carey representing Landlord, and Savills Studley representing Tenant.
12. Parking (Article 23):		Total of two hundred three (203) unreserved parking spaces.

879352.05/SD 374622-00001/3-28-19/MLT/bp	(ii)	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

TABLE OF CONTENTS
Page

ARTICLE 1	PROJECT, BUILDING AND PREMISES 1

ARTICLE 2	LEASE TERM 4

ARTICLE 3	BASE RENT 5

ARTICLE 4	ADDITIONAL RENT 6

ARTICLE 5	USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST 12

ARTICLE 6	SERVICES AND UTILITIES 17

ARTICLE 7	REPAIRS 18

ARTICLE 8	ADDITIONS AND ALTERATIONS 19

ARTICLE 9	COVENANT AGAINST LIENS 21

ARTICLE 10	INDEMNIFICATION AND INSURANCE 21

ARTICLE 11	DAMAGE AND DESTRUCTION 23

ARTICLE 12	CONDEMNATION 25

ARTICLE 13	COVENANT OF QUIET ENJOYMENT 25

ARTICLE 14	ASSIGNMENT AND SUBLETTING 25

ARTICLE 15	SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY 28

ARTICLE 16	HOLDING OVER 29

ARTICLE 17	ESTOPPEL CERTIFICATES 29

ARTICLE 18	SUBORDINATION 30

ARTICLE 19	TENANT'S DEFAULTS; LANDLORD'S REMEDIES 30

ARTICLE 20	LETTER OF CREDIT 33

ARTICLE 21	COMPLIANCE WITH LAW 37

ARTICLE 22	ENTRY BY LANDLORD 37

ARTICLE 23	PARKING 38

ARTICLE 24	MISCELLANEOUS PROVISIONS 38

EXHIBITS:
Exhibit A    Outline of Floor Plan of Premises
Exhibit A‑1    Site Plan of Project
Exhibit B    Tenant Work Letter
Exhibit C    Confirmation of Lease Terms/Amendment to Lease
Exhibit D    Rules and Regulations
Exhibit E    Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit F    General Storage Area
Exhibit G    Hazardous Material Storage Areas
Exhibit H    Form of Letter of Credit
Rider    Extension Option Rider

879352.05/SD 374622-00001/3-28-19/MLT/bp	(i)	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

INDEX
Page(s)

Abated Rent     5
Accountant    11
Additional Allowance      Exhibit B
Additional Rent    6
Affected Areas    14
Affiliate Assignee    28
Affiliates    28
Allowance    Exhibit B
Alterations    19
Amortization Period    Exhibit B
Amortization Rent    Exhibit B
Approved Working Drawings    Exhibit B
Bank    33
Bank’s Credit Rating Threshold    33
Bankruptcy Code    31, 33
Base Rent    5
Base, Shell and Core    Exhibit B
Brokers    42
Building    ii
Calendar Year    6
Capital Requirement    35
Cash Equivalents    35
CASp Reports    3
CC&Rs    12
Confirmation/Amendment    Exhibit C
Conservation Costs    7
Construction    43
Construction Drawings    Exhibit B
Coordinator    45
Corrective Action    14
Cost Pools    7
Documents    13
Election Date    3
Eligibility Period    18
Environmental Law    12
Environmental Permits    13
Estimate    10
Estimate Statement    10
Estimated Expenses    10
Excluded Changes    37
Exercise Date    Rider
Exercise Notice    Rider
Exit Survey    29
Expense Year    6
Extension Option    Rider
Extension Rider    Rider
Fair Market Rental Rate    Rider
Final Space Plan    Exhibit B
First Refusal Economic Terms    3
First Refusal Notice    3
First Refusal Space    3
Fitness Center    44
Force Majeure    41
Free Rent Day    5
Hazardous Materials    13
Hazardous Materials List    13

879352.05/SD 374622-00001/3-28-19/MLT/bp	(ii)	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

Page(s)

Initial Right of First Refusal Period    3
Interest Notice    Rider
Interest Rate    11
Labor Disruption    Exhibit D
Landlord    1
Landlord Parties    15
L‑C    33
L‑C Amount    33
L‑C Draw Event    34
L‑C Expiration Date    33
L‑C FDIC Replacement Notice    34
L-C Reduction Contingency    35
Lease    1
Lease Commencement Date    5
Lease Expiration Date    5
Lease Term    5
Lease Year    5
Market Area    Rider
Notices    41
OFAC    42
Official Records    12
Operating Expenses    6
Option Rent    Rider
Option Rent Notice    Rider
Option Term    Rider
Original Tenant    4
Other Buildings    10
Other Existing Building    1
Outside Agreement Date    Rider
Over‑Allowance Amount    Exhibit B
PAC    44
Parking Area    1
Parking Operator    38
Permits    Exhibit B
Premises    1
Premises Systems    18
Project    1
Proposition 13    8
Ready for Occupancy    Exhibit B
Release    13
Rent    6
Rent Commencement Date    Exhibit C
rentable square feet    3
Revenue Code    26
Review Period    11
ROFR Superior Rights    3
Second Chance Economic Terms    4
Second Chance Notice    4
Security Deposit Laws    36
Statement    9
Storage Areas    16
Subject Space    26
Subleasing Costs    27
Substantial Completion of the Premises    4
Summary    i
Systems and Equipment    8

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Page(s)

Tax Expenses    8
Tenant    1
Tenant Delays    Exhibit B
Tenant Improvements    Exhibit B
Tenant Work Letter    Exhibit B
Tenant's Parties    13
Tenant's Share    9
Threshold Amount    16
Transfer Notice    26
Transfer Premium    27
Transferee    26
Transfers    26
trash    44
Utilities Costs    9
Wi-Fi Network    20
Working Drawings    Exhibit B

879352.05/SD 374622-00001/3-28-19/MLT/bp	(iv)	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

LEASE
This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between AP3‑SF3 CT NORTH, LLC, a Delaware limited liability company ("Landlord"), and FLUIDIGM CORPORATION, a Delaware corporation ("Tenant").
ARTICLE 1

PROJECT, BUILDING AND PREMISES
1.1    Project, Building and Premises.
1.1.1    Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plans of the Premises is attached hereto as Exhibit A.
1.1.2    Building and Project. The Building consists of twenty-one (21) floors with a total of 374,433 rentable square feet and is part of a multi-building commercial project known as "Genesis South San Francisco", located on 8.4 acres of land in the City of South San Francisco. The term "Project" as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing building located at One Tower Place within the site which is not owned by Landlord (the "Other Existing Building"); (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Building, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project and/or any common area association formed by Landlord, Landlord's predecessor-in-interest and/or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A‑1. The Building, as well as the Other Existing Building, is served by a parking facility located at Three Tower Place ("Parking Facility"). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A‑1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord's obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party's sole election, as more particularly set forth in Section 1.1.3 below.
1.1.3    Tenant's and Landlord's Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord (and/or any other owners of the Project) from time to time as common areas for the Building; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Existing Building without Landlord's prior consent (which may be withheld in Landlord's sole and absolute (but good faith) discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of the Project) reserves the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Building for telecommunications and/or any other purposes, and to do any of the following, so long as the same does not unreasonably interfere with Tenant's use of or access to the Premises or Tenant's parking rights and does not materially increase the obligations or materially decrease the rights of Tenant under this Lease: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation,

879352.05/SD 374622-00001/3-28-19/MLT/bp	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

(x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Existing Building) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Building and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.
1.2    Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As Is" condition on the Lease Commencement Date; provided, however, in the event that, during the first twelve (12) months of the Lease Term, the Base, Shell and Core of the Building and Tenant Improvements (as defined in Section 1 of Exhibit B) which includes the Systems and Equipment, the base building HVAC, plumbing, life safety and electrical systems of the Building as well as the roof and roof membrane, in its condition existing as of such date (A) does not comply with applicable laws, seismic, fire and life safety codes, and the ADA, in effect as of the date hereof, or (B) contains defects, then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise permitted in Section 4.2 hereof), for correcting any such non-compliance to the extent required by applicable laws, and/or correcting any such defects as soon as reasonably possible after receiving notice thereof from Tenant. Notwithstanding the foregoing, if Tenant fails to give Landlord written notice of any such defects described in clause (B) hereinabove within twelve (12) months after the Lease Commencement Date, then the correction of any such defects shall, subject to Landlord's repair obligations in Section 7.2 hereof (and to the extent such correction is a responsibility of Tenant pursuant to Section 7.1 hereof), be Tenant's responsibility at Tenant's sole cost and expense. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant's responsibility and Tenant's failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant's obligations under this Lease). Subject to Landlord’s delivery obligations hereunder, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:
"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."
In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written

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notice delivered by Tenant to Landlord on or before that date which is ten (10) days after the date hereof; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any legally required improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection ordered by Tenant; and (E) if such CASp inspection ordered by Tenant identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair under the Lease (as amended hereby), then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.
1.3    Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. Such square footage figure shall be binding on Landlord and Tenant for the entire Lease Term absent a casualty or condemnation that affects the actual size of the Premises or an actual change in the size of the Building or the Project. In any such event, the rentable square feet of the Premises and the Building shall be calculated by Landlord using a commercially reasonable measurement method that is substantially consistent with then industry custom and practice.
1.4    Right of First Refusal. Commencing as of the date hereof and continuing until the last day of the twenty-fourth (24th) month anniversary of the Lease Commencement Date ("Initial Right of First Refusal Period"), Tenant shall have an ongoing (subject to the terms hereof) right of first refusal with respect to space located on the eighteenth (18th) floor of the Building (the "First Refusal Space"). After such Initial Right of First Refusal Period, Tenant's right of first refusal shall be a one-time right of first refusal. Notwithstanding the foregoing (i) the lease term for Tenant's lease of the First Refusal Space pursuant to Tenant's exercise of such first refusal right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to the First Refusal Space, including any renewal or extension of any such existing lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all currently existing rights of expansion, first refusal, first offer or similar rights granted to (x) the tenant of any such existing lease and (y) any other tenant of the Project as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as "ROFR Superior Rights"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Section 1.4. As of the date of this Lease, Landlord acknowledges and agrees that no ROFR Superior Rights exist.
1.4.1    Procedure for Refusal. Landlord shall notify Tenant (the "First Refusal Notice") when Landlord receives a bona fide offer from a prospective third party tenant that Landlord is willing to accept for the First Refusal Space and/or when Landlord intends to submit a bona fide counteroffer which Landlord would be willing to accept and the prospective third party tenant would accept (in each case where no holder of a ROFR Superior Right desires to lease such space). The economic terms and conditions of Tenant's lease of such First Refusal Space shall be as provided in Landlord's First Refusal Notice ("First Refusal Economic Terms").
1.4.2    Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant ("Election Date"), Tenant shall deliver an unconditional, irrevocable notice to Landlord of Tenant's exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice and on the First Refusal Economic Terms contained therein. If Tenant does not exercise its right of first refusal within the applicable time period (on all of the First Refusal Economic Terms), then Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that if Landlord intends to enter into a lease upon First Refusal Economic Terms which are, in the aggregate, materially more favorable to a prospective tenant than those First Refusal Economic Terms proposed by Landlord in the

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First Refusal Notice to Tenant, then Landlord shall first deliver written notice to Tenant ("Second Chance Notice") providing Tenant with the opportunity to lease the First Refusal Space on such more favorable First Refusal Economic Terms (such more favorable terms in the Second Chance Notice are referred to herein as the "Second Chance Economic Terms"). For purposes hereof, Second Chance Economic Terms shall be materially more favorable to a third party if such Second Chance Economic Terms reflect a net effective rental rate (including any rent abatement and tenant improvement costs/allowance and any other economic concessions) less than ninety-five percent (95%) of the net effective rental rate for such First Refusal Space as the First Refusal Economic Terms initially proposed by Landlord in the First Refusal Notice. Tenant's failure to elect to lease the First Refusal Space upon such Second Chance Economic Terms by written notice to Landlord within five (5) business days after Tenant's receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant's election not to lease such space upon such Second Chance Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on any terms Landlord desires, subject to Landlord’s obligation to deliver Tenant a further Second Chance Notice under the circumstances set forth in the preceding two (2) sentences. Except as otherwise provided above, Tenant's right of first refusal shall continue in full force and effect during the Initial First Right of Refusal Period. After the expiration of the Initial First Right of Refusal Period, Tenant's right of first refusal shall be a one-time right (and in the event Tenant does not exercise a right of first refusal after the expiration of the Initial First Right of Refusal Period, then this Section 1.4 shall thereafter be deemed null and void and of no further force or effect, subject to Landlord’s obligation to deliver a Second Chance Notice as described above). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space comprising the First Refusal Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Refusal Economic Terms.
1.4.3    Construction of First Refusal Space. Tenant shall take the First Refusal Space in its "As-Is" condition (except as otherwise provided in the First Refusal Notice), and Tenant shall be entitled to construct improvements in the First Refusal Space at Tenant's expense, in accordance with and subject to the provisions of Article 8 of this Lease.
1.4.4    Lease of First Refusal Space. If Tenant timely exercises Tenant's right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to this Lease upon the First Refusal Economic Terms set forth in Landlord's First Refusal Notice and upon the same non-economic terms and conditions as applicable to the Premises then leased by Tenant under this Lease. Unless otherwise specified in the First Refusal Notice, Tenant shall commence payment of rent for the First Refusal Space and the Lease Term of the First Refusal Space shall commence upon the date of delivery of such First Refusal Space to Tenant. The Lease Term for the First Refusal Space shall be as provided in the First Refusal Economic Terms
1.4.5    No Defaults. The rights contained in this Section 1.4 shall be personal to the original Tenant executing this Lease ("Original Tenant") and any Affiliate Assignee, and may not be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest (or Affiliate Assignee's interest) in this Lease) if the Original Tenant or such Affiliate Assignee has subleased more than twenty-five percent (25%) of the Premises then leased by Original Tenant or such Affiliate Assignee as of the date of Tenant's exercise of its right of first refusal. In addition, at Landlord's option and in addition to Landlord's other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Refusal Space as provided in this Section 1.4 if, as of the date of the First Refusal Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods.
1.4.6    Remedy. The sole remedy of Tenant for a breach by Landlord of its obligations under Section 1.4 shall be an action against Landlord for direct damages (excluding consequential and punitive damages), and for a temporary restraining order, preliminary injunction, injunction or specific performance, but no other remedy, equitable or otherwise.
ARTICLE 2

LEASE TERM
The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent, and Tenant’s obligations under Articles 7, 10.1, and 21 (or any other

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performance obligation that tenants typically perform only after the Lease Commencement Date). The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected; provided that if Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the thirtieth (30th) day following the anticipated Lease Commencement Date (set forth in Section 7.2 of the Summary), subject to deferral for Tenant Delays (in accordance with Section 4.2 of the Tenant Work Letter) and Force Majeure delays (as defined in Section 24.17 hereof (but limited as further defined below and not to exceed thirty (30) days of Force Majeure Delays)), then Tenant shall receive one (1) Free Rent Day (as hereinafter defined) for each day that elapses from and after the thirtieth (30th) day following the anticipated Lease Commencement Date until and including the date on which Landlord delivers possession of the Premises to Tenant Ready for Occupancy. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before April 17, 2020 (as such date may be extended due to Tenant Delays and Force Majeure Delays (but not to exceed thirty (30) days of Force Majeure Delays) then Tenant shall have the right to terminate this Lease by written notice to Landlord, whereupon all monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. A "Free Rent Day" means a day for which Tenant has no obligation to pay Base Rent nor Additional Rent after the Lease Commencement Date, and all Free Rent Days shall be applied as soon as possible following the Lease Commencement Date. If the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, then, following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, attached hereto, setting forth, among other things, the Lease Commencement Date, and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within ten (10) business days after Tenant's receipt thereof. If Tenant fails to execute and return the amendment within such 10-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment (and such failure shall constitute a default by Tenant hereunder after the expiration of applicable notice and cure periods).
ARTICLE 3

BASE RENT
Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an amount equal to the Base Rent payable by Tenant for the Premises for the fourth (4th) full month of the Lease Term (i.e., Three Hundred Twenty-Seven Thousand One Hundred Fifty-Seven and 60/100 Dollars ($327,157.60)). If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
Notwithstanding anything to the contrary contained herein and so long as Tenant is not then in default under this Lease (beyond the expiration of all applicable notice and cure periods), Landlord hereby agrees to abate Tenant's obligation to pay one hundred percent (100%) of Tenant's monthly Base Rent for the first three (3) full months of the initial Lease Term (the "Abated Rent"). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as a part of the recovery set

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forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized portion of the Abated Rent that was abated under the provisions of this Article 3.
ARTICLE 4

ADDITIONAL RENT
4.1    Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant's Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant's Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Landlord currently estimates that such amounts will be $1.33 per rentable square foot per month in 2019, excluding utilities to the Premises; provided, however, that such estimate shall not be binding on Landlord (nor affect Tenant's obligations under this Lease) in the event that the actual amounts are in excess of such estimate. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.2    "Expense Year" shall mean each Calendar Year.
4.2.3    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other "Systems and Equipment" (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any property management fee (to be equal to three percent (3%) of Tenant's then annual Base Rent) but excluding the rental of any office space provided thereunder); (vi) costs of operating amenities in and/or serving the Project and the wages, salaries and other compensation and benefits of all persons to the extent they are engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project (including but not limited to, the CC&Rs described in Article 5 hereof); (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling

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tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are Conservation Costs (as defined below) and/or which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over the useful life of the item as Landlord shall reasonably determine; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs"). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Building (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.
Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Existing Building and/or among different tenants of the Project and/or among the Other Buildings (as defined in Section 4.3.4 below, if any), as and when such different buildings are constructed and added to (and/or excluded from) the Project (the "Cost Pools"). Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, subject to the provisions of Section 4.3.4 below, Landlord shall have the right from time to time, in its reasonable discretion, to include future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.
Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) Utilities Costs; (G) Tax Expenses; (H) costs occasioned by casualties or condemnation; (I) costs to correct violation of law applicable to the Premises or the Project on the Lease Commencement Date: (J) costs incurred in connection with the presence of any Hazardous Materials, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant or any of Tenant's Parties; (K) expense reserves; (L) costs which could properly be capitalized under generally accepted accounting principles, except as specifically provided in 4.2.3(x), above, and only to the extent amortized over the useful life of the capital item in question; (M) costs for services not provided to Tenant under this Lease or are of a nature that are paid directly by Tenant; (N) profit by Landlord for managing or administering the Project

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except as set forth in Section 4.2.3(v) above; and (O) any costs related to construction of the Other Buildings or completion of the work described in Exhibit B.
4.2.4    "Systems and Equipment" shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.
4.2.5    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Building and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Building and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.
4.2.5.1    Tax Expenses shall include, without limitation:
(i)    Any tax on Landlord's rent, right to rent or other income from the Project or as against Landlord's business of leasing any of the Project;
(ii)    Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii)    Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;
(iv)    Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and
(v)    Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.
4.2.5.2    Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 below, and (iv) any assessments in excess of the amount which would be payable if such assessments were paid in installments over the longest permitted term.

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4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Subject to Section 1.3 above, Tenant's Share as set forth in Section 9 of the Summary shall be binding on the parties for the entire Term. If Tenant's Share is adjusted pursuant to Section 1.3 above then, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.
4.2.7    "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Building and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Building and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project. Notwithstanding the foregoing, Utilities Costs shall not include: (A) any costs that would be considered a capital expenditure (with such costs treated, instead, as Operating Expenses, as allowed under Section 4.2.3 above), (B) any connection fees, tap-in fees, or other fees for service to the Project not in existence as of the Lease Commencement Date or (C) costs for services or utilities not provided to Tenant under this Lease or of a nature that are paid directly by Tenant.
4.3    Calculation and Payment of Additional Rent.
4.3.1    Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant's Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.
4.3.2    Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant's Share thereof. Within thirty (30) days after Tenant's receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord's option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the Rent next due and payable by Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4; provided, however, Tenant shall not be required to pay for any Operating Expenses, Tax Expenses or Utilities Costs until thirty (30) days after receipt of such Statement as provided in the second sentence of this Section 4.3.2 (and Estimated Expenses as provided in Section 4.3.3). Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant's Share of the Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund

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to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Tenant's failure to object any Statement within one hundred twenty (120) days after Tenant's receipt thereof shall constitute Tenant's irrevocable waiver to object to the same. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of any Operating Expenses, Utilities Costs or Tax Expenses attributable to any calendar year which was first billed to Tenant more than twenty-four (24) months after the date (the "Cutoff Date") which is the earlier of (i) the expiration of the applicable calendar year or (i) the Lease Expiration Date, except that Tenant shall be responsible for Tenant's Share of any Operating Expenses, Utilities Costs and Tax Expenses levied by any governmental authority or by any public utility company at any time following the applicable Cutoff Date which are attributable to any calendar year occurring prior to such Cutoff Date, so long as Landlord delivers to tenant a bill and supplemental statement for such amounts within ninety (90) days following Landlord's receipt of the applicable bill therefor.
4.3.3    Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, within thirty (30) days thereafter, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.3.4    Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Building and such other buildings as Landlord (and/or any other owners of the Project) may elect to construct and include as part of the Project from time to time (the Other Existing Building and any such other buildings are sometimes referred to herein, collectively, as the "Other Buildings"), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings (if any), while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole and shall not include Operating Expenses, Tax Expenses and Utilities Costs related solely to the Other Buildings. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

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4.4    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
4.4.1    said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises;
4.4.2    said taxes are assessed upon or due to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or
4.4.3    said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.5    Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law. Notwithstanding the foregoing, before assessing a late charge or interest the first time in any one (1) year period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.
4.6    Audit Rights. Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees or agents inspect, at Landlord's main corporate office during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within six (6) months immediately following Landlord's delivery of a Statement (the "Review Period"); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to

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pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by five percent (5%) or more of the total Operating Expenses, Tax Expenses and Utilities Costs which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon, subject to Tenant's right to review Statements for the prior twelve (12) months. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.
ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST
5.1    Use. Tenant shall use the Premises solely for general office, laboratory, research and development, manufacturing, and all other life science uses to the extent consistent with the current zoning for the Premises, all applicable laws and the first-class nature of the Project as a first-class biotechnology project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever, without Landlord's consent. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project, including but not limited to, (i) that certain Declaration of Reciprocal Easements, Covenants and Restrictions of Centennial Towers, dated as of May 5, 2008, and recorded in the Official Records of San Mateo County, California ("Official Records") on September 18, 2008 as Instrument No. 2008‑105136, as amended by that certain First Amendment to Declaration of Reciprocal Easements, Covenants and Restrictions of Centennial Towers dated November 17, 2015 and recorded in the Official Records on November 18, 2015 as Instrument No. 2008‑121410, and as further amended by that certain Second Amendment to Declaration of Reciprocal Easements, Covenants and Restrictions of Centennial Towers dated November 17, 2015 and recorded in the Official Records on November 18, 2015 as Instrument No. 2008-121417, and (ii) that certain Declaration of Covenants, Conditions and Restrictions of Centennial Towers, dated March 27, 2009 and recorded in the Official Records on April 3, 2009, as Instrument No. 2009‑038658, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions of Centennial Towers, dated as of April 20, 2010, and recorded in the Official Records on May 12, 2010, as Instrument No. 2010‑051876, and as further amended by that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions of Centennial Towers, dated as of November 17, 2015, and recorded in the Official Records on November 18, 2015 as Instrument No. 2015‑121409 (collectively, the "CC&Rs"), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant's rights or obligations hereunder.
5.2    Hazardous Materials.
5.2.1    Definitions: As used in this Lease, the following terms have the following meanings:
(a)    "Environmental Law" means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

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(b)    "Environmental Permits" mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.
(c)    "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), freon and other chlorofluorocarbons, "biohazardous waste," "medical waste," "infectious agent", "mixed waste" or other waste under California Health and Safety Code §§ 117600 et, seq.
(d)    "Release" shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of Environmental Law or this Lease.
5.2.2    Tenant's Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises.
5.2.3    Tenant's Obligations – Hazardous Materials. Except as expressly permitted herein (including with respect to Hazardous Materials on the Hazardous Materials List, as to which no consent is required), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant or its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent must be provided or withheld within seven (7) days of Tenant’s request and which Landlord may withhold in its reasonable discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the uses permitted hereunder, and Landlord hereby consents to Tenant's storage, use, generation or release in compliance with applicable Environmental Laws of those Hazardous Materials that are on the Landlord approved Hazardous Materials List. Tenant may operate its business according to the custom of Tenant's industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the "Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute (but good faith) discretion); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released (to the

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extent clean-up of any release is required by Environmental Laws) upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties during the Term of this Lease.
5.2.4    Landlord's Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant's use of the Premises (collectively, the "Affected Areas") in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called "Phase I" assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called "Phase II" report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2. Such environmental assessments or inspections shall be subject to Article 22 and be at Landlord's sole cost and expense unless it is discovered that Tenant has violated the terms of this Lease pertaining to Hazardous Materials.
5.2.5    Tenant's Obligations to perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.4 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas by Tenant or Tenant's Parties that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities ("Corrective Action"), Tenant shall immediately undertake Corrective Action with respect to such contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord's prior written approval and in accordance with applicable Environmental Laws, at Tenant's sole cost and expense and by an environmental consulting firm (reasonably acceptable to Landlord). Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below). If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of this Lease, Landlord, upon being given forty-eight (48) hours' advance notice, may, in Landlord's sole discretion, elect (without limiting any of the Landlord's other rights and remedies under this Lease, at law and/or in equity), to provide, at an "access fee" equal to one hundred fifty percent (150%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease, plus all other sums due under this Lease (prorated for partial months based on days of actual access and only if the Premises cannot be used by a third party during such period), access to the Premises, the Building and the Project as may be requested by Tenant and its consultant to accomplish the Corrective Action. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord's approval. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord's or any third party's business on the Premises, the Building and the Project. Landlord may, in its sole discretion, provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant's Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver a "no further action" letter or substantially similar document from the applicable governmental agency. Tenant shall pay the access fee for each day that Landlord is not able to use the Premises and the Affected Areas for such purposes as Landlord reasonably desires. Landlord's "reasonableness" as used in the immediately preceding sentence shall be based on (i) the zoning of the Premises as of the date in question, and (ii) the logical uses of the Premises as of the date in question. If Landlord desires to situate a tenant in the Premises, the Building or the Project and is unable to do so due to the presence of Hazardous Materials in violation of Environmental Laws and caused by Tenant or Tenant Parties, and remediation of the Premises and the Affected Areas is ongoing, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to continue paying the access fee until such time as Landlord is able to situate said tenant in the Premises, the Building and/or the Project. Tenant agrees to install, at Tenant's sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant's consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user. Notwithstanding anything above to the contrary, if any clean-up or monitoring procedure is required

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by any applicable governmental authorities in, on, under or about the Premises and the Affected Areas during the Lease Term as a consequence of any Hazardous Materials contamination caused by Tenant or Tenant's Parties and the procedure for clean-up is not completed (to the satisfaction of Landlord and/or the governmental authorities) prior to the expiration or earlier termination of this Lease then, at Landlord's election, (i) this Lease shall be deemed renewed for a term commencing on the expiration or earlier termination of this Lease and ending on the date the clean-up procedure is anticipated to be completed; or (ii) Tenant shall be deemed to have impermissibly held over (and Article 16 of this Lease shall apply with full force and effect) and Landlord shall be entitled to all damages directly or indirectly incurred, including, without limitation, damages occasioned by the inability to relet the Premises and/or any other portion of the Building or a reduction of the fair market or rental value of the Premises and/or the Building.
5.2.6    Tenant's Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant's sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release and prevent any similar future release as required by Environmental Law to the satisfaction of Landlord and Landlord's mortgagee(s). Tenant will, upon the request of Landlord at any time during which Landlord has reason to believe that Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than thirty (30) days prior to the expiration of this Lease), cause to be performed an environmental audit of the Premises at Tenant's expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the audit provides that Corrective Action is required then Tenant shall immediately perform the same at its sole cost and expense.
5.2.7    Tenant's Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "Landlord Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the Release of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused by Tenant or any of Tenant's Parties during the Term of this Lease, including arising from or caused in whole or in part, directly or indirectly, by (i) Tenant's or other Tenant Party's actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises and the Affected Areas in violation of Environmental Laws or this Lease; (ii) any past, present or threatened non-compliance or violations of any Environmental Laws in connection with Tenant and/or Tenant's particular use of the Premises and/or the Affected Areas; (iii) personal injury claims; (iv) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas; (v) diminution in the value of the Premises and/or the Project; (vi) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities; (vii) sums paid in settlement of claims; (viii) reasonable attorneys' fees, consulting fees and expert fees; (ix) the cost of any investigation of site conditions; and (x) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of the indemnity provisions in this Section 5.2, any acts of Tenant and/or Tenant's Parties or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.
5.2.8    Limitations on Tenant's Obligations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability in connection with any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third party other than a Tenant Party or (ii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any of Tenant's Parties.

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5.2.9    Landlord's Termination Option for Certain Environmental Problems. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, Landlord may, at its option, either (i) remediate such Hazardous Materials, in which event this Lease shall continue in full force and effect or (ii) if the estimated cost to remediate such Hazardous Materials exceeds Two Million Dollars ($2,000,000.00) (the "Threshold Amount"), give written notice to Tenant, within thirty (30) days after receipt by Landlord of knowledge of the existence of such Hazardous Materials, of Landlord's desire to terminate this Lease as of the date ninety (90) days following the date of such notice. In the event Landlord elects to give such a termination notice, Tenant may, within ten (10) days thereafter, give written notice to Landlord of Tenant's commitment to pay the amount by which the cost of the remediation of such Hazardous Materials exceeds the Threshold Amount. Tenant shall provide Landlord with such funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as the date specified in Landlord's termination notice. In the event Landlord elects to not terminate the Lease and Landlord commences remediation, Landlord shall provide Tenant with abatement of Rent as provided in Section 6.7 below, to the extent such work materially interferes with Tenant's conduct of its business in the Premises and Tenant does not occupy all or any material portion of the Premises on account of such work.
5.2.10    Storage Areas. Tenant shall, during the Lease Term, have the right to use (i) one (1) dedicated general storage area in the location depicted on Exhibit F and (ii) two (2) dedicated hazardous material storage areas in the locations depicted on Exhibit G (collectively, the "Storage Areas"). Tenant shall take such Storage Areas in their "as-is" condition and Landlord shall not be obligated to make any improvements or repairs to the same; such improvement/repair responsibility shall be Tenant's responsibility at Tenant's sole cost and expense. The Storage Areas shall be considered part of the Premises under this Lease except that no Rent shall be payable by Tenant for such Storage Areas.
5.3    Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant's operations. Landlord and Tenant therefore agree as follows:
5.3.1    Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises in violation of Environmental Laws.
5.3.2    As part of Landlord's Work, Landlord shall install a ventilation system that, in Landlord's reasonable judgment, is adequate, suitable, and appropriate to reasonably vent the Premises for a typical lab use in a manner that does not release odors detectable by a typical person and not unreasonably affecting any indoor or outdoor part of the Premises, and Tenant shall vent the Premises through such system. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord's reasonable approval. Tenant acknowledges Landlord's legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable laws.
5.3.3    Tenant shall, at Tenant's sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord's judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant's exhaust stream that, in Landlord's judgment, emanate from the Premises. Any work Tenant performs under this Section 5.3 shall constitute Alterations.
5.3.4    Tenant's responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.
5.3.5    If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord's demand made at any time, then Landlord may, without limiting Landlord's other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord's determination, cause odors, fumes or exhaust.

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ARTICLE 6

SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.
6.1.1    Landlord shall provide Tenant controlled HVAC to the office and lab portions of the Premises on a 24/7 basis.
6.1.2    Landlord shall provide adequate electrical wiring and facilities and power for the Premises. Landlord shall designate the electricity utility provider from time to time.
6.1.3    Landlord shall provide nonexclusive automatic passenger elevator service at all times.
6.1.4    Landlord shall provide water in the Common Areas and Premises for lavatory, drinking, laboratory and landscaping purposes. Such cost shall be paid by Tenant as Additional Rent as provided in Article 4.
6.1.5    Landlord shall provide sewer services to the Premises and the Project and trash pick-up from the Project as are reasonable and customary for a biotechnology project.
6.2    Overstandard Tenant Use. Tenant shall not overload the Systems and Equipment serving the Building nor use more than Tenant's Share of available electric power, standby power or HVAC capacity serving the Building.
6.3    Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant's Share of all charges of such utility jointly metered with other premises as Additional Rent (provided, however, if any occupants of the Building are, in Landlord's good faith business judgment, using a disproportionate amount of utilities, Landlord shall exclude such disproportionate use before calculating Tenant’s Share) or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the actual, documented cost of such utilities, and the cost of purchasing, installing and monitoring such metering equipment shall be paid by Landlord; provided, however, that monitoring equipment for any server room HVAC or any other special equipment installed by Tenant shall be Tenant's responsibility at Tenant's sole cost and expense. To the extent that Tenant uses more than Tenant's Share of any utilities, then Tenant shall pay Landlord Tenant's Share of Operating Expenses to reflect such excess.
6.4    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise (subject to Section 6.7), for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by required repairs, replacements, or improvements (in each case scheduled at reasonable times with Tenant, except in cases of emergency), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty beyond Landlord’s reasonable control, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or, subject to Section 6.7 below, relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, subject to Section 6.7 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.5    Additional Services. Landlord shall also have the right, but not the obligation, at Tenant's request, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

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6.6    Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.
6.7    Abatement of Rent When Tenant is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date and required to be performed by Landlord under this Lease or permitted pursuant to Section 5.2.9 above or Section 24.30 below, or (ii) any failure by Landlord to provide to the Premises any of the facilities for essential utilities and services required to be provided in Section 6.1 above, or (iii) any failure by Landlord to provide access to the Premises, then Tenant's obligation to pay Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i), (ii) or (iii) of this sentence is within Landlord's reasonable control or caused by Landlord's negligence or willful misconduct or violation of this Lease. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.
ARTICLE 7

REPAIRS
7.1    Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions of the HVAC, electrical, mechanical plumbing, life safety and lab systems from the point that such systems are located in and solely serves the Premises and all portions of all fume hoods and other exhaust systems that are located in and exclusively serve the Premises (all such systems collectively being referred to as the “Premises Systems”), in the condition received. Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in the order, condition and repair received and in compliance with all applicable laws. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms satisfactory to Landlord in its reasonable discretion, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as required by Landlord) for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its reasonable discretion, who shall have not less than ten (10) years of experience in maintaining such systems in biotechnical facilities. Upon Landlord's request, Tenant shall provide maintenance reports from any such contractors. Tenant shall be solely responsible for the

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cost of all improvements or alterations to the Premises or the Premises Systems required by law to the extent required under Article 21. Notwithstanding the foregoing, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. In addition, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof.
7.2    Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building, including the plumbing, HVAC and electrical systems serving the Building and not located in and exclusively serving the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Moreover, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts of Landlord, (b) for which Landlord has a right of reimbursement from others, and (c) to any portion of the Building outside of the demising walls of the Premises, and the common areas of the Project. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.
ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may materially or adversely affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises ("Prohibited Alterations"). Notwithstanding the foregoing to the contrary, prior consent shall not be required with respect to any interior Alterations to the premises which (i) are not Prohibited Alterations, (ii) cost less than Fifty Thousand Dollars ($50,000.00) for any one (1) job and, other than minor electrical, cabling and lighting work (such as adding an outlet or light switch), do not require a building permit, and (iii) are not visible from outside the Premises, so long as the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of two percent (2%) of the cost of the Alterations for which Landlord’s consent is required. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work materially or adversely affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in

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a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations (the estimated cost of which exceeds Two Hundred Fifty Thousand Dollars ($250,000)) and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.
8.3    Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant and shall be and become the property of Landlord excluding Tenant's fixtures and equipment, including portable benches (other than ilab benches installed by Landlord as part of the Tenant Improvements and/or if otherwise paid for by Landlord which shall remain Landlord's property), autoclaves, glasswashes, freezers, refrigerators, portable fume hoods, and biosafety cabinets. Furthermore, Landlord may require that Tenant remove any Alterations, improvements, fixtures and/or equipment (other than the Tenant Improvements) upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal; provided that Landlord notifies in writing that such removal will be required at the time Landlord provides its consent to such Alterations, improvements, fixtures and/or equipment (or at the time Tenant notifies Landlord with respect to Alterations not requiring Landlord's consent). If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
8.4    Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the negligence or willful misconduct of Landlord or Landlord’s breach of this Lease. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which

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are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.
ARTICLE 9

COVENANT AGAINST LIENS
Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within ten (10) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after Landlord's request, cause Tenant's lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.
ARTICLE 10

INDEMNIFICATION AND INSURANCE
10.1    Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant other than that arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees or a violation of Landlord's obligations under this Lease or due to defects in the design or condition of the Building that were not caused by Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the negligence, violation of this Lease or willful misconduct of Landlord or defects in the design or condition of the Building that were not caused by Tenant. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises, caused by fire, electrical malfunction, gas explosion or water damage

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of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property as described above.
10.2    Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to Tenant's particular use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent Tenant would be required to comply with the same if they were legal requirements under Article 21.
10.3    Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts (which liability insurance limits may be met by umbrella coverage):
10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and liquor liability coverage if alcoholic beverages are served on the Premises), for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $8,000,000 annual aggregate
Personal Injury Liability	$5,000,000 each occurrence $8,000,000 annual aggregate 0% Insured's participation
10.3.2    Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Premises contracted for by Tenant, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises other than the Tenant Improvements. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.
10.3.3    Workers' compensation insurance as required by law.
10.3.4    Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.
10.3.5    If Tenant rents or owns automobiles at the Project, Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.
10.3.6    Environmental Liability insurance (in form and substance satisfactory to Landlord) with limits of coverage not less than Two Million Dollars ($2,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord's request, Tenant shall also obtain (at Tenant's sole cost and expense) environmental impairment liability insurance and environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord). If, at any time it reasonably appears to Landlord that Tenant is not

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maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in form and substance reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Without limiting the generality of the foregoing, all such environmental liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth in this Lease.
10.3.7    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) to the extent consistent with industry custom and practice, provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1, 10.3.2 and 10.3.4 above, have deductible amounts not exceeding Twenty Thousand Dollars ($20,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor. Tenant shall have the right to carry the insurance required hereunder in the form of blanket and/or umbrella policies.
10.4    Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance, without regard to the negligence or willful misconduct of the entity so released. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.
10.5    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord so long as such amounts or types are then generally being required by landlords of comparable buildings in the general vicinity of the Building.
ARTICLE 11

DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall notify Tenant of the estimated date of completion of the repair ("Estimated Repair Completion Date"). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises, including the Tenant Improvements and Landlord's Work, and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises, the Tenant Improvements, Landlord's Work and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease attributable to Alterations made by Tenant, and Landlord shall repair any

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damage to such Alterations installed in the Premises and shall return such alterations to their original condition; provided that if the costs of such repair of such Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant's insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements of any such Alterations, Tenant shall, prior to Landlord's commencement of such improvement work, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent the Premises are unusable by Tenant for its business purposes permitted under this Lease, and not occupied by Tenant as a result thereof.
11.2    Landlord's Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be and Landlord elects to terminate the leases of all other tenants of the Building similarly affected by the damage and destruction; or (iii) at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies and Landlord elects to terminate the leases of all other tenants of the Building similarly affected by the damage and destruction; provided, however, Landlord may not exercise any of the foregoing rights to terminate this Lease if Landlord intends to restore the damage within twelve (12) months of the date of the damage. In addition, if the Premises and the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.
11.4    Tenant's Termination Rights Following Damage. Tenant, at any time after the damage until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice, in any of the following circumstances: (i) Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty (60) days longer than the Estimated Repair Completion Date stated in Landlord's notice to Tenant as the estimated rebuilding period (which sixty (60) day period shall be deemed extended due to Force Majeure delays (not to exceed thirty (30) days) and/or delays caused by Tenant); (ii) the Estimated Completion Repair Date is more than two hundred ten (210) days following the damage; or (iii) material damage to a material portion of the Premises occurs within the last year of the Term to the extent that in Tenant's judgment it cannot effectively operate its business in the Premises.

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ARTICLE 12

CONDEMNATION
12.1    Permanent Taking. If the whole or any substantial part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any substantial part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than ten percent (10%) of the rentable square feet of the Premises is taken, or if any of the Premises is taken that would materially interfere with Tenant’s use of the Premises, or if access to the Premises is substantially impaired due to a taking, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for the unamortized value of any improvements to the Premises paid for by Tenant and for relocation expenses, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.
12.2    Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 13

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1    Transfers. Tenant shall not, without the prior written consent of Landlord (not to be unreasonably withheld), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed

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documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease after the expiration of applicable notice and cure periods. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord up to Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its review and processing fees, and any legal fees incurred by Landlord in connection with Tenant's proposed Transfer.
14.2    Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the "Revenue Code"). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (y) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;
14.2.5    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease or the applicable sublease on the date consent is requested;
14.2.6    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;
14.2.7    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or
14.2.8    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the one (1)-month period immediately preceding the Transfer Notice, in each case if Landlord then has suitable space available to such proposed Transferee.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord's

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consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions and attorney’s fees in connection with the Transfer (collectively, the "Subleasing Costs"). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, if Tenant requests Landlord’s consent to Transfer that is an assignment of this Lease or a Transfer that is a sublease of two (2) or more full floors of the Premises for substantially the remaining Term, then Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If this Lease is terminated with respect to less than the entire Premises, the Rent and the then L-C Amount reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same; provided, however, that in no event shall the L-C Amount be reduced below two hundred percent (200%) of the Base Rent payable by Tenant for the last full calendar month of the Lease Term for such reduced Premises leased by Tenant after such recapture by Landlord. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.
14.5    Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.
14.6    Additional Transfers. Subject to Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death or to current shareholders), within a twelve (12)-month period. Notwithstanding the foregoing, the sale, issuance or transfer of Tenant's capital stock or membership interests pursuant to an equity financing or public offering shall not be deemed an assignment, subletting or any other Transfer of this Lease or the Premises.

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14.7    Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets or stock of Tenant in one or a series of transactions, (iv) any entity into which Tenant is merged or consolidated, or (v) in connection with any deemed Transfer due to a transfer of shares or membership interests under Section 14.6 above where Tenant remains the tenant under this Lease (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 14, provided that:
14.7.1    Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;
14.7.2    Tenant gives Landlord prior written notice of any such assignment or sublease to an Affiliate;
14.7.3    Any such Affiliate (or Tenant, if Tenant is to remain the tenant under this Lease) has, following the effective date of any such assignment or sublease, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is sufficient (in Landlord's reasonable good faith opinion) to meet the obligations of Tenant under this Lease or the applicable Transfer document;
14.7.4    Any such assignment or sublease, exclusive of such Transfer as may occur pursuant to Section 14.6, shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and
14.7.5    Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.
An Affiliate that is an assignee of Original Tenant's entire interest in this Lease may be referred to as an "Affiliate Assignee."
ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualties, alterations or other interior improvements which Tenant is permitted to surrender at the termination of this Lease and repairs which are not the responsibility of Tenant hereunder excepted. Tenant's restoration obligations may also include satisfying Landlord's commercially reasonable procedures regarding the cleaning of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant's sole cost and expense. At least ten (10) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and caused by Tenant or any Tenant's Parties and compliance with any recommendations set forth in the Exit Survey. Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all

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governmental permits and licenses, if any, issued in connection with Tenant's or Tenant's Parties' activities at the Premises. If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, then until Tenant does so, the holdover provisions of Article 16 of this Lease shall apply if a third party is unable to use the Premises as a result thereof. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. In no event shall Tenant be required to remove (and Tenant shall not remove) any of the Tenant Improvements or Landlord’s Work installed by Landlord pursuant to Exhibit B. Tenant's obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease.
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate (prorated for partial months) equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be reasonably required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or Landlord's prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease after the expiration of applicable notice and cure periods. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate. Upon request from time to time, which request may only be made if Landlord is selling or financing the Building and if Tenant is no longer publicly traded, Tenant agrees to provide to Landlord, within ten (10) days after Landlord's delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement. If any guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord's delivery of written request therefor, current financial statements of the guarantor in a form consistent with the foregoing criteria. Landlord shall hold all such statements confidentially.

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ARTICLE 18

SUBORDINATION
This Lease is subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto; provided, however, that a condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the landlord or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) days after the execution of this Lease (or as soon thereafter as reasonably possible), Landlord shall obtain a non-disturbance agreement from the holder of any pre-existing mortgage encumbering the Building in the form attached hereto as Exhibit E, which Tenant agrees to promptly execute.
ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES
19.1    Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, when due; and the continuation of such failure for more than five (5) days following Tenant's receipt of written notice of delinquency; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and any similar or successor law; or
19.1.2    Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or
19.1.3    Abandonment of the Premises by Tenant.
19.1.4    Tenant makes an assignment for the benefit of creditors.
19.1.5    A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant's assets.
19.1.6    Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the "Bankruptcy Code") or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code.

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19.1.7    Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.
19.1.8    Intentionally Omitted.
19.1.9    Tenant fails to deliver an estoppel certificate in accordance with Article 17 within three (3) days after written notice of such failure.
19.1.10    Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.
19.2    Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i)    the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)    the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus
(v)    at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter

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the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.
19.3    Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.
19.4    Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.5    Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.
19.6    Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.
19.7    Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other applicable laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant's obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
(i)    Those acts specified in the Bankruptcy Code or other applicable laws as included within the meaning of "adequate assurance," even if this Lease does not concern a shopping center or other facility described in such applicable laws;
(ii)    A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
(iii)    A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
(iv)    The assumption or assignment of all of Tenant's interest and obligations under this Lease.

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ARTICLE 20

LETTER OF CREDIT
20.1    Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L‑C‑") in the amount set forth in Section 20.3 below (the "L‑C Amount‑"), which L‑C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area, California office which will negotiate a letter of credit, or will accept draw requests by facsimile or overnight courier, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a Moody’s Professional Rating Service Rating (“Moody’s Ratings”) which is not less A3 (or in the event such Moody’s Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service) (collectively, the "Bank’s Credit Rating Threshold"), and which L‑C shall be in the form of Exhibit H, attached hereto. Landlord hereby approves of Bank of America or Silicon Valley Bank as the Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L‑C. The L‑C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "‑L‑C Expiration Date") that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L‑C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L‑C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L‑C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease and is not paid within applicable notice and cure periods, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code and is not dismissed within sixty (60) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L‑C will not be renewed or extended through the L‑C Expiration Date and Tenant fails to provide a replacement letter of credit that complies with the requirements in this section at least thirty (30) days before the expiration date of the L-C, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law that is not dismissed within sixty (60) days, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank's Moody’s Ratings (or other comparable ratings to the extent the Moody’s Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 20 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 20.1 above), in the amount of the applicable L‑C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "‑L‑C Draw Event"). The L‑C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L‑C, and regardless of any discrepancies between the L-C and this Lease. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L‑C shall be deemed to fail to meet the requirements of this Article 20, and, within ten (10) business days following Landlord's notice to Tenant of such receivership or conservatorship (the "‑L‑C FDIC Replacement Notice"), Tenant shall replace such L‑C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 20. If Tenant fails to replace such L‑C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 20.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L‑C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion.

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In the event that Landlord draws upon the L-C (i) solely due to Tenant’s failure to renew or replace the L-C on a timely basis, such failure shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement L-C that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original L-C drawn by Landlord.
20.2    Application of L‑C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L‑C upon the occurrence of any L‑C Draw Event. In the event of any L‑C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 20.1(H) above), draw upon the L‑C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L‑C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L‑C, and such L‑C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L‑C, either prior to or following a "draw" by Landlord of any portion of the L‑C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L‑C. No condition or term of this Lease shall be deemed to render the L‑C conditional to justify the issuer of the L‑C in failing to honor a drawing upon such L‑C in a timely manner. Tenant agrees and acknowledges that (i) the L‑C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L‑C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L‑C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
20.3    L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.
20.3.1    L-C Amount. The L-C Amount shall be equal to the amount set forth in Section 10 of the Summary.
20.3.1.1    Reduction of L‑C Amount. To the extent that Tenant is not in default under this Lease on the reduction date set forth below (beyond the applicable notice and cure period set forth in this Lease) and if Tenant, as provided below, satisfies the Capital Requirement (as defined below) (collectively, the "L-C Reduction Contingency"), then the L-C Amount shall, subject to the terms hereof, be reduced as follows:

First Reduction Date	L-C Amount
Lease Commencement Date	$1,000,000.00
As a condition to the reduction of the L-C Amount provided above, Tenant shall, within five (5) business days before the reduction date set forth above, provide evidence satisfactory to Landlord that Tenant has cash or Cash Equivalents (as defined below) equal to or greater than Fifty Million Dollars ($50,000,000.00) (the "Capital Requirement"). For purposes hereof, "Cash Equivalents" shall mean: (a) any readily marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, and (b) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers' acceptance issued or accepted by any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia and (B) "adequately capitalized" (as defined in the regulations of its primary federal banking regulators).

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In addition, to the extent Tenant is not in default under this Lease on the reduction date set forth below (beyond the applicable notice and cure period set forth in this Lease), then the L-C Amount shall, subject to the terms hereof, be reduced as follows:

Second Reduction Date	L-C Amount
The thirty-sixth (36th) month anniversary of the Lease Commencement Date	$780,000.00
Notwithstanding anything to the contrary set forth in this Section 20.3.1, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease beyond applicable notice and cure periods and/or in the event the LC Reduction Contingency (as to the reduction on the first reduction date) is not satisfied, but such decrease shall take place retroactively after such default beyond applicable notice and cure periods is cured and/or after the LC Reduction Contingency is satisfied, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.
20.3.2    In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 20, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 20.3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L‑C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L‑C Expiration Date upon the same terms as the expiring L‑C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to the extension option rider attached hereto as Rider 1 of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L‑C or certificate of renewal or extension evidencing the L-C Expiration Date as sixty (60) days after the expiration of the Option Term. However, if the L‑C is not timely renewed, or if Tenant fails to maintain the L‑C in the amount and in accordance with the terms set forth in this Article 20, Landlord shall have the right to present the L‑C to the Bank in accordance with the terms of this Article 20, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights under the foregoing sentence, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L‑C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
20.4    Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, provided the transferee assumes all of Landlord’s obligations hereunder, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every

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transfer or assignment of the whole of said L‑C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant's receipt of an invoice from Landlord therefor.
20.5    L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L‑C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the "Security Deposit Laws"), (2) acknowledge and agree that the L‑C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 20 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
20.6    Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L‑C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L‑C to refrain from paying sight draft(s) drawn under such L‑C.
20.7    Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L‑C:
20.7.1    A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L‑C or the Bank's honoring or payment of sight draft(s); or
20.7.2    Any attachment, garnishment, or levy in any manner upon either the proceeds of any L‑C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L‑C) based on any theory whatever.
20.8    Remedy for Improper Drafts. Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L‑C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L‑C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L‑C, or the Bank's payment of sight drafts drawn under such L‑C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

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ARTICLE 21

COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system or alterations that would be considered capital expenditures (collectively the "Excluded Changes"); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant's improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant's cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future legally required programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
ARTICLE 22

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (of not less than one (1) business day except in the event of an emergency) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding the foregoing, any entry by Landlord or Landlord's agents shall not unreasonably interfere with Tenant's operations more than reasonably necessary, and shall comply with Tenant's reasonable security measures, including wearing appropriate personal protective equipment (PPE) where required.
ARTICLE 23

PARKING
Throughout the Lease Term, Tenant shall have the right to use, on a "first-come, first-serve" basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Facility servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant's continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all reasonable modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facility by Landlord, and/or Landlord's Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, and (ii) upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply

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with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Facility (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility, so long as the same does not (other than on a temporary basis of less than one (1) week) reduce the number and availability of parking spaces available to Tenant under this Lease. Landlord may delegate its responsibilities hereunder to a parking operator (the "Parking Operator") in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges thirty (30) days after Landlord's demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant's visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time, and payment by such visitors of the prevailing visitor parking rate (if any) charged by Landlord (and/or the Parking Operator) from time to time.
ARTICLE 24

MISCELLANEOUS PROVISIONS
24.1    Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
24.2    Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.
24.3    No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
24.4    Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder or unreasonably interfere with Tenant's use of or access to the Premises, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.
24.5    Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord's obligations

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hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the amount of the interest of such transferee in the Project including all proceeds therefrom and such transferee shall otherwise be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Except for Landlord’s liability as limited under the second sentence of this Section 24.5, neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord's obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord's affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.
24.6    Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.
24.7    Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
24.8    Tenant's Signs.
24.8.1    General. Tenant shall be entitled, at Landlord's initial sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises and for multi-tenant floors (if any) on which the Premises are located, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located, and identification on the lobby directory in the Building; any Landlord approved changes to such signage shall be at Tenant's sole cost and expense. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Existing Building or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.
24.8.2    Building-Top Signage. Subject to the approval of all applicable governmental and quasi-governmental entities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Project, in the event that Landlord is allowed, under applicable laws, to install Building-top signage on the Building, then Landlord shall allow Tenant the non-exclusive right to have one (1) Building-top sign ("Building-Top Sign") containing its name and logo on one side of the Building. In such event, the design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant's Building-Top Sign shall be (i) consistent with the quality and appearance of the Project, (ii) subject to the approval of all applicable governmental and quasi-governmental authorities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Project, and (iii) subject to Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that Tenant shall have the right to select the side of the Building for the location of such Building-Top Sign. In the event the applicable governmental authorities do not approve any building‑top signage, then Tenant shall have the right to other tenant exterior signage which may be approved by such governmental authority (such as monument signage). Landlord shall install Tenant's Building-Top Sign (or other governmentally approved exterior

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signage) at Tenant's sole cost and expense. In addition, Tenant shall be responsible for all other costs attributable to the fabrication, insurance, lighting (if applicable), maintenance, repair and removal of Tenant's Building-Top Sign (or such other governmentally approved signage). The conditional signage right granted to Tenant under this Section 24.8.2 is personal to the Original Tenant and any Affiliate Assignee and may not be exercised or used by or assigned to any other person or entity. In addition, Original Tenant (or such Affiliate Assignee, as the case may be) shall no longer have any right to Tenant's Building-Top Sign if at any time during the Term the Original Tenant (or such Affiliate Assignee) subleases more than fifty percent (50%) of the entire Premises then leased by Tenant (or such Affiliate Assignee) hereunder. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant's signage rights under this Section 24.8.2, Landlord shall have the right to permanently remove Tenant's Building-Top Sign from the Building and to repair all damage to the Building resulting from such removal and restore the affected area to its original condition existing prior to the installation of such Building-Top Sign, and Tenant shall reimburse Landlord for the costs thereof; the foregoing removal rights and reimbursement obligations shall also apply to any Tenant monument signage or other governmentally approved Tenant signage.
24.9    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
24.10    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
24.11    Time of Essence. Time is of the essence of this Lease and each of its provisions.
24.12    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
24.13    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.
24.14    Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (including any proceeds thereof), and neither Landlord, nor any of the Landlord Parties (except for Landlord’s liability as limited in the preceding portion of this sentence) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
24.15    Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between

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the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.
24.16    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Building and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Building or Project.
24.17    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, Tenant’s rights to abate rent or terminate this Lease shall not be delayed as a result thereof, except as expressly provided in this Lease.
24.18    Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
24.19    Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given three (3) business days after the date it is mailed as provided in this Section 24.19, the date overnight courier delivery is made or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord's mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.
24.20    Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.
24.21    Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that it is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
24.22    Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation,

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the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
24.23    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.
24.24    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
24.25    Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the "Brokers"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with this Lease other than the Brokers.
24.26    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.
24.27    Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Building and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Building and any portion of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building, the Other Existing Building or Project or use pictures or illustrations of the Building, the Other Existing Building or Project in advertising or other publicity, without the prior written consent of Landlord.
24.28    Building Directory. If the Building contains a tenant name directory, Landlord shall include Tenant's name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant's cost.
24.29    Confidentiality. Except as may be required by law or in litigation with Landlord, Tenant shall use commercially reasonable efforts to keep the content of this Lease and any related documents confidential and not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants, proposed subtenants and current and proposed lenders, investors and business partners.
24.30    Landlord's Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Building, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Building or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Building, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Building and/

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or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Building and/or the Project. Notwithstanding the foregoing, Landlord’s Construction shall be performed in such a manner as to not unreasonably interfere with Tenant’s access to or use of the Premises for Tenant’s business purposes, or materially decrease Tenant’s rights or increase Tenant’s obligations under this Lease. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent so long as such Construction does not unreasonably interfere with Tenant’s access to or use of the Premises for Tenant’s business purposes. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction. Landlord reserves full control over the Project to the extent not inconsistent with Tenant's enjoyment the same as provided in this Lease. This reservation includes Landlord's right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project.
24.31    Intentionally Omitted.
24.32    Net Lease. This Lease shall be deemed and construed to be an "absolute net lease" and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.
24.33    Access Control. Landlord shall provide certain access control services for the Building on a 24 hours a day, 7 days a week and 365 days a year basis. Tenant recognizes that any access control services provided by Landlord at the Building is for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Project. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any damage to persons in or about the Premises or the Project, or (iii) any loss of property in and about the Premises or the Building, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord or any actual or alleged passive or active negligence of Landlord.
24.34    Performing Arts Center. The Project includes an approximately 235‑seat performing arts center (the "PAC"), located in the adjacent building at One Tower Place. Booking of the PAC shall be subject to availability on a shared basis with all other tenants in the Project. Tenant shall follow those procedures promulgated by Landlord from time to time to schedule use of the PAC. Tenant shall have the right to use the PAC so long as Tenant has scheduled such use of the PAC in advance in accordance with Landlord procedures.
24.35    Fitness Center. There is a fitness center in the Building located on the second floor (the "Fitness Center") for the non-exclusive use by Landlord, Tenant and other tenants of the Building, subject to the reasonable rules adopted from time to time by Landlord for such usage. The costs of operating and maintaining the Fitness Center shall be included in Operating Expenses. Use of the Fitness Center by Tenant shall be at the sole risk of Tenant and Landlord assumes no liability or risk associated with Tenant's use of the Fitness Center. Tenant acknowledges that use of the Fitness Center is unsupervised and unattended. Tenant acknowledges that each officer or employee of Tenant who desires to use the Fitness Center will be required to sign and deliver to Landlord, a commercially reasonable release of liability agreement in such form as is customary in the industry and as may be revised by Landlord from time to time. Landlord shall have the right to relocate the fitness center in the Project.
24.36    Sustainability.
24.36.1    Sustainable Building Operations.

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(a)    This Building is or may become in the future certified under the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Notwithstanding the foregoing, Tenant shall not be required to comply with any Green Building Initiatives or other rating systems as set forth above until the Building is certified as such, and Tenant shall only be required to comply with such Green Building Initiatives with respect to any upgrades, alterations or improvements made by Tenant after the Building is certified as set forth above. In no event shall Tenant be required to make changes, improvements and/or other repairs or replacements to the Premises in order to make the Premises compliant with the above stated initiatives and rating systems. All construction and maintenance methods and procedures, material purchase, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.
(b)    Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid over-lighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing, with respect to any new equipment that Tenant purchases for the Premises, ENERGY STAR® qualified equipment, if applicable, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA’s Water Sense® program. Tenant shall not be required to replace any existing equipment used by Tenant as of the date of this Lease which Tenant intends to install in the Premises in order to comply with the provisions of this Section 24.36(b).
24.36.2    Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by law, and to require Tenant to arrange for such collection of Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.
24.37    Transportation Management.
24.37.1    Tenant shall fully comply with all present or future legally required programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.
24.37.2    Pursuant to the Conditions of Approval for this project a draft Transportation Demand Management Plan was adopted by the South San Francisco City Council in October 2006. A final Transportation Demand Management Plan is under development that satisfies the requirement of the City of South San Francisco’s transportation demand management goals and also the San Mateo County Transportation Demand Management guidelines. The plan is to be provided to tenants of the Building to participate in a program designed to coordinate commute alternatives. During the term of the Tenant’s tenancy, Landlord agrees to provide transportation brokerage and commute assistance services, as part of Operating Expenses to assist the Tenant in meeting the transportation needs of its employees. Tenant agrees to cooperate with and assist the Landlord’s transportation management coordinator (the “Coordinator”), through designation of a responsible employee, to distribute to Tenant’s employees written materials promoting and encouraging

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the use of public transit and/or ridesharing, and distribute and return to the Coordinator transportation survey questionnaire forms. Tenant may agree, at its option, to participate in other activities required of Landlord and/or ridesharing by employees in the Building.
24.38    Approvals. Whenever this Lease requires an approval, consent, determination or judgment by either Landlord or Tenant, unless another standard is expressly set forth in this Lease, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.
[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.
"Landlord":
AP3-SF3 CT NORTH, LLC,
a Delaware limited liability company

By:    /s/ W. Neil Fox, III
Name:    W. Neil Fox, III
Its:    Chief Executive Officer
"Tenant":

FLUIDIGM CORPORATION,
a Delaware corporation

By:	/s/ Bradley Kreger Name: Bradley Kreger Its: SVP, Global Operations

By:	Name: Its:

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A
OUTLINE OF FLOOR PLANS OF PREMISES
[See Attached]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT A -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

CORRIDOR
CORRIDOR
MECHANICAL
VEST
ELEV C
ELEV D
SUPPORT AREA
WOMEN
MEN
JAN
EMERG ELEC RM 1
TELECOM
DELI FRIDGES W/ STANDBY POWER
ELEV B
ELEV LOBBY
ELEV E
EMERG ELEC RM 2
STAIR 2B
COPY
ELEC
STAIR 1B
VEST
CORRIDOR
ELEV A
ELEV F
SHIPPING/ RECEIVING
VESTIBULE
BREAK / COLLABORATION
IDF
FSA ELEV LOBBY
OPEN OFFICE
REPAIR CENTER
PHONE BOOTHS
CEILING UTILITY PANELS W/ 120 V POWER AND AIR
CONFERENCE

10/24/18 REVISIONS

GENESIS - TWO TOWER PLACE
CONCEPTUAL FLOOR PLAN - LEVEL 18 - FLUIDIGM

1/16" = 1'-0"

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PHASE3

GENESIS

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FREEZER & COLD ROOM TO HAVE 100%
REDUNDANCY OF ALL REFRIGERATION SYSTEM
COMPONENTS
6' FUME HOOD:
CABINETS: (2) 3' FLAMMABLE
UTILITIES: 120V POWER, AIR, VACUUM AND N2
6' FUME HOOD:
CABINETS: (2) 3' FLAMMABLE
UTILITIES: 120V POWER, AIR, VACUUM AND N2
MANUAL BLACKOUT ROLLER SHADES
C1 UNITS PER EQUIPMENT LIST
CO2 GAS CYLINDER MANIFOLD BY LOCAL VENDOR
6' FUME HOOD:
CABINETS: (2) 3' FLAMMABLE
UTILITIES: 120V POWER, AIR AND VACUUM
TALL CABINETS
-20 FREEZER ROOM
+4 COLD ROOM
FREEZERS W/ STANBY POWER
FREEZERS
FREEZERS W/ STANBY POWER
TALL CABINETS
HELIOS IMC
MECHANICAL
EQUIPMENT
MICROSCOPE
EQUIPMENT
EQUIPMENT
R&D
JUNOS, IFCS & BIOMARKS PER EQUIPMENT LIST
R&D
CORRIDOR
CORRIDOR
BSL-2
INC
INC 6' BSC
CORRIDOR
VEST
ELEV C
ELEV B
ELEV A
STAIR 2B
ELEV LOBBY
ELEV D
ELEV E
ELEV F
LAB SUPPORT
COPY
WOMEN
MEN
JAN
EMERG ELEC RM 1
EMERG ELEC RM 2
ELEC
STAIR 1B
VEST
CORRIDOR
TELECOM
STORAGE
BREAK
R&D WAR ROOM
CONFERENCE
IDF
FSA ELEV G
FSA ELEV LOBBY
FILE CABINETS
OPEN OFFICE
OPEN OFFICE
CONFERENCE

GENESIS - TWO TOWER PLACE

CONCEPTUAL FLOOR PLAN - LEVEL 19 - FLUIDIGM

1/16" = 1'-0"

10-24-18

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MCFARLANE ARCHITECTS

PHASE3

GENESIS

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT A -3-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

6' FUME HOOD:
CABINETS: (2) 2' FLAMMABLE
UTILITIES: 120V POWER, AIR, VACUUM AND N2
TYPICAL UTILITY UMBILICAL:
UTILITIES: 120V POWER, DATA, AIR, VACUUM AND N2
MANUAL BLACKOUT ROLLER SHADES IN
MICROFLUIDICS/ MATERIALS OPEN FLOOR
COLLAB ROOM
STORAGE CABINETS
OPTICAL
FACILITIES
STORAGE
ENGINEERING
LAB
AIR
VAC
N2
MICROFLUIDICS/
MATERIALS
OVEN W/
DIRECT
EXHAUST
EXPLOSION
PROOF FRIDGE,
HARDWIRED
VINYL CURTAIN
MICROFLUIDICS/
MATERIALS OPEN
FLOOR
(GYPSUM BOARD CEILING
& POSITIVE PRESSURE)
MECHANICAL
OVENS W/ 220 V POWER
& DIRECT EXHAUST
EQUIPMENT
SNORKEL/ DIRECT
MECHANICAL EXHAUST,
TYP
REFRIGERATORS
CONFERENCE
IT
HALL
VEST
HELP
DESK
WORK
ROOM
ELEV C
ELEV B
ELEV A
ELEV LOBBY
ELEV D
ELEV E
ELEV F
STAIR 2B
FILE ROOM
N2
STORAGE
MOTHERS
ROOM
WOMEN
MEN
JAN
EMERG
ELEC
RM 1
EMERG
ELEC
RM 2
ELEC
STAIR 1B
VEST
TELECOM
STORAGE
BREAK
OPEN OFFICE
CONFERENCE
OFFICE
OFFICE
RECEPTION
OFFICE
OFFICE
MDF
FSA ELEV G
FSA ELEV LOBBY
COPY
SAFETY
ALCOVE
LEGAL COPY
INTERVIEW/
CONFERENCE
OPEN OFFICE
PHONE BOOTHS
CONFERENCE

10/24/18 REVISIONS

GENESIS - TWO TOWER PLACE
CONCEPTUAL FLOOR PLAN - LEVEL 20 - FLUIDIGM

1/16" = 1'-0"

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PHASE3

GENESIS

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EXEC OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
CONFERENCE
CONFERENCE
OPEN OFFICE
MECHANICAL
BOARDROOM
WAR ROOM
VEST
ELEV C
ELEV D
COPY
JAN
WOMEN
MEN
EMERG ELEC
WAR ROOM
ELEV B
ELEV LOBBY
ELEV E
STAIR 2B
COPY
STAIR 1B
VEST
WAR ROOM
ELEV A
ELEV F
ELEC
BREAK
EXEC OFFICE
EXEC OFFICE
EXEC OFFICE
EXEC OFFICE
EXEC OFFICE
IDF
FSA ELEV G
FSA ELEV LOBBY
STORAGE
MRTG STORAGE
PHONE BOOTHS
OPEN OFFICE
CONFERENCE
OPEN OFFICE
CEO

1 10/24/18 REVISIONS

GENESIS - TWO TOWER PLACE
CONCEPTUAL FLOOR PLAN - LEVEL 21 - FLUIDIGM

1/16" = 1'-0"

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PHASE3

GENESIS

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EXHIBIT A-1
SITE PLAN OF PROJECT

SHADED REGION REPRESENTS PHASE 1 (E) CONSTRUCTION. CONTRACTOR TO VERIFY EXTENTS.
PHASE 2 GARAGE LEVEL 1 (ABOVE)
PHASE 1 EXISTING GARAGE LEVEL 1 (ABOVE)
GARAGE ELEVATOR LOBBY
NEW PROPERTY LINE, SEE CIVIL DWGS FOR LOCATION, DIMENSIONS AND CONTINUITY TO (E) PROPERTY LINES
NOTE EVERYTHING NORTH OF PROERTY LINE NOT CONSTRUCTED
SEE CIVIL DWGS FOR GRADING INFO
SEE CIVIL DWGS FOR GRADING INFO
ROADWAY (ABOVE)
ACCESSIBLE PATH OF TRAVEL
NORTH TOWER SHOWN FOR INFORMATION ONLY
SOUTH BUILDING LOBBY
TRANS-FORMERS
CROSSWALK TRAFFIC HUMP
GATE
NORTH BUILDING LOBBY
TRANS-FORMERS
ACCESSIBLE PARKING
60" W
48" W

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT A-1 -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT B
TENANT WORK LETTER
This Tenant Work Letter ("Tenant Work Letter") sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the "Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.
SECTION 1

BASE, SHELL AND CORE
Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), and Tenant shall accept the Base, Shell and Core in its current "As-Is" condition existing as of the date of the Lease and the Lease Commencement Date. A description of the Base, Shell and Core is attached hereto as Schedule 2. The work described in this Section 1 shall be referred to herein as "Landlord’s Work". Except for the Landlord’s Work, the Allowance set forth below (and, if applicable, the Additional Allowance) and as otherwise provided below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.
SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES
Prior to the execution of the Lease, Landlord and Tenant have approved detailed space plans for the construction of certain improvements in the Premises, which space plans have been prepared by McFarlane, dated October 24, 2018 (collectively, the "Final Space Plan"), which Final Space Plan is attached hereto as Schedule 1. Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "Working Drawings"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard tenant improvement items, as set forth on Schedule 3 and as otherwise reasonably determined by Landlord, subject to Tenant’s reasonable approval. Within three (3) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) hereinbelow. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "Approved Working Drawings". The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "Tenant Improvements". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) delay the Substantial Completion of the Premises (as defined below), unless Tenant agrees (in writing) that such delay in the amount specified by Landlord is a Tenant Delay; (ii) increase the costs of the design, permitting or construction of the Tenant Improvements above the costs of the design, permitting and construction of those tenant improvements depicted in the Final Space Plan, unless Tenant agrees (in writing) to pay (and does pay) such increase in the amount specified by Landlord; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or

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structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "Construction Drawings".
SECTION 3

CONSTRUCTION AND COSTS OF TENANT IMPROVEMENTS
Landlord shall enter into a construction contract for the performance of the Tenant Improvements with the general contractor that it engages to perform the tenant improvements on floors 11-17 of the Building (the "Contractor") on terms substantially consistent with the terms of Landlord's contract with the Contractor for the other tenant improvements, including the same contractor's fee and, subject to market fluctuations, unit pricing; the general conditions shall be billed proportionately based on the work performed by the Contractor on other floors of the Building. Landlord shall use commercially reasonable efforts to obtain at least three (3) bids from each trade (other than mechanical, electrical, plumbing and fire/life safety) and shall select the lowest qualified bidder unless otherwise approved by Tenant. Prior to entering into such contract, Landlord shall deliver to Tenant a copy of the Contractor's bid for the Tenant Improvements, and all work with respect to such contract shall be on an open book basis. Landlord shall cause the Contractor to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the "Permits"), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall pay for the costs of the design, permitting and construction of the Tenant Improvements in an amount up to, but not exceeding, One Hundred Seventy-Six and 00/100 Dollars ($176.00) per rentable square foot of the Premises (i.e., up to Eleven Million Nine Hundred Twenty-Three Thousand Two Hundred Ninety-Six and 00/100 Dollars ($11,923.296.00), based on 67,746 rentable square feet of the Premises) (the "Allowance"). The cost of the design, permitting and construction of the Tenant Improvements shall include Landlord's construction supervision and management fee in an amount equal to the sum of (A) the product of (i) four percent (4%) and (ii) the amount equal to the sum of the Allowance and the Additional Allowance (if applicable) used by Tenant, and (B) the product of (i) three percent (3%) and (ii) the amount equal to the Over-Allowance Amount (as such term is defined below) in excess of the portion of the Additional Allowance Tenant elects to use. In any event, such construction supervision and management fee shall be deducted by Landlord from the Allowance and, if applicable, the Additional Allowance. Tenant shall pay for all costs of the design, permitting and construction of the Tenant Improvements in excess of the Allowance ("Over‑Allowance Amount‑"), which payments shall be made to Landlord in cash in installments within thirty (30) days after Tenant's receipt of an invoice thereof from Landlord (which may be made no more often than monthly) as Landlord incurs such expenses in an amount equal to a fraction of such expenses, the numerator of which is the Over-Allowance Amount (less the amount of the Additional Allowance Tenant elects to use) and the denominator of which is the sum of the Allowance and the Over-Allowance Amount. If Tenant requests any changes, change orders or modifications to the Approved Working Drawings (which Landlord approves pursuant to Section 1 above) which increase the costs of the design, permitting and construction of the Tenant Improvements, Tenant shall pay such increased cost to Landlord within thirty (30) days after Landlord's request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. In no event shall Landlord be obligated to pay for, nor shall the Tenant Improvement Allowance be used to pay for, the costs of any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; the costs of such items shall be paid for by Tenant from Tenant's own funds. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the costs of the design, permitting and construction of the Tenant Improvements. Notwithstanding the foregoing, the Over-Allowance Amount shall not include (and Landlord shall be solely responsible for and the Allowance shall not be used for) the following: (a) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; (b) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees and other costs in connection with disputes with third parties; (c) interest and other costs of financing construction costs; (d) costs incurred as a consequence of delay (other than Tenant Delays), construction defects or default by a contractor; (e) restoration costs as a consequence of casualties; (f) penalties and late charges attributable to Landlord failure to pay construction costs; (g) costs to bring the Project into compliance with applicable laws; (h) overtime and premium time unless approved by Tenant; (i) management, supervision fees or overhead costs incurred by Landlord except the fee described above; and (j) construction costs in excess of the approved bid from the Contractor, except for increases set forth in approved change orders.

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Any amount of the Allowance and the Additional Allowance unused by Landlord after the expiration of the first (1st) annual anniversary of the Lease Commencement Date shall be retained by Landlord. Notwithstanding anything above to the contrary, in the event there exists an Over-Allowance Amount, Tenant shall have the option, exercisable upon written notice to Landlord prior to the date Tenant is obligated to pay such Over-Allowance Amount, to receive an allowance (the "Additional Allowance") in the amount not to exceed Twenty-Five Dollars ($25.00) per rentable square foot of the Premises, (i.e., up to One Million Six Hundred Ninety-Three Thousand Six Hundred Fifty and 00/100 Dollars ($1,693,650.00) based on 67,746 rentable square feet in the Premises). In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the Base Rent payable by Tenant throughout the entire one hundred twenty-three (123) month initial Lease Term ("Amortization Period") shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said one hundred twenty-three (123) month period based upon monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of nine percent (9%) per annum (the "Amortization Rent"). By way of illustration, if Tenant utilizes the entire Additional Allowance then the initial Base Rent payable by Tenant under this Lease shall be increased by Twenty-One Thousand One Hundred Thirty-One Dollars and 70/100 ($21,131.70) per month (and such amount shall be subject to the three and one-half percent (3.5%) annual increases set forth in Section 8 of the Summary). In such event, Section 8 of the Summary shall be revised to reflect such increased Base Rent for all time periods under this Lease. Such revised Base Rent schedule shall be memorialized in an amendment to this Lease to be executed by Landlord and Tenant.
SECTION 4

READY FOR OCCUPANCY;
SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS
4.1    Ready for Occupancy; Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary): (i) the Premises shall be "Ready for Occupancy" upon Substantial Completion of the Premises; and delivery of the Premises to Tenant in good, vacant, broom clean condition, with all Systems and Equipment serving the Premises in good operating condition, in compliance with law; and (ii) "Substantial Completion of the Premises" shall occur upon (x) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings and Landlord's Work in compliance with law, with the exception of any punch list items that do not materially and adversely affect Tenant's use and occupancy of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor and (y) the issuance of a temporary certificate of occupancy or its functional equivalent from the applicable governmental authority for Landlord’s Work and the Tenant Improvements.
4.2    Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of any of the following (collectively, "Tenant Delays"):
4.2.1    Tenant's failure to timely approve the Working Drawings or any other matter requiring Tenant's approval;
4.2.2    a breach by Tenant of the terms of this Tenant Work Letter or the Lease;
4.2.3    Tenant's request for changes in any of the Construction Drawings in the amount of the delay actually incurred by Landlord on account of such change but only if the same actually delays Substantial Completion of the Premises;
4.2.4    Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard tenant improvement items for the Building in the amount of delay actually incurred by Landlord on account of such change but only if the same actually delays Substantial Completion of the Premises; or
4.2.5    any other acts or omissions of Tenant, or its agents, or employees that continue more than one (1) day after written notice thereof by Landlord;

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then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred. Landlord shall deliver to Tenant at the time Landlord approves a request by Tenant pursuant to Sections 4.2.3 or 4.2.4 above, a reasonable, good faith estimate of any delay in Substantial Completion that will result from the change after consultation with the Contractor. In connection therewith, Landlord shall endeavor to obtain a change order from the Contractor with a specified amount of such delay and, if it is able to obtain such specified amount, Landlord shall notify Tenant thereof, at the time it approves the request and the amount of Tenant Delay shall not exceed such amount.
SECTION 5

MISCELLANEOUS
5.1    Tenant's Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with the Contractor's work in the Project, the Building and the Premises, Landlord shall allow Tenant access to the Premises at least thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment and/or fixtures (including Tenant's data and telephone equipment) and Tenant's furniture in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and the Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord's contractors (including the Contractor), agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant's entry rights upon twenty-four (24) hours' prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by Landlord. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant's work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, and Landlord promptly delivers Tenant written notice thereof, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord's standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1.
5.2    Tenant's Representative. Tenant has designated Karren Jamaca as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.3    Landlord's Representative. Landlord has designated Adam Cashner as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.4    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is

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approved by Landlord. Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.
5.5    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law or in equity, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause the Contractor to suspend the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 4.2 above), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such inaction by Landlord as a Tenant Delay).
5.6    Warranties. Landlord hereby assigns to Tenant all warranties by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties may be enforced by Landlord and/or Tenant; such warranties shall be for a twelve (12) month period.

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SCHEDULE 1
FINAL SPACE PLAN
[See Attached]

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SCHEDULE 2
BASE, SHELL AND CORE
[See attached]

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PHASE3

BASE BUILDING "WARM SHELL" DELIVERY CONDITION

GENESIS SOUTH SAN FRANCISCO - 2 TOWER PLACE (NORTH TOWER)

Sitework

Exterior hardscape and landscape, including site lighting, sidewalks, site curbs, miscellaneous site furnishings

Foundation and enclosure for Landlord provided emergency generator

At-grade shipping/receiving area

Structure

Steel superstructure consisting of steel columns, beams, brace frames and concrete slab on composite metal deck, with live load capacity of 100 psf (non-reducible) + 17 psf partitions at lab areas and 80 psf (reducible) + 17 psf at office areas.

Type 1A construction; code required fireproofing with firesafing at the edge of slab of each floor

Lateral seismic system utilizing brace frames and perimeter moment frames. Importance factor 1.0

Roof Screen

Floor-to-floor height 13'-0" typical for floors 2-20; 18'-0" at 1st floor and 14'-0" at 21st floor

Structural Bay varies: 29'-6" x 35'-0" average

Stairs and stair enclosures per code requirements

Roof penthouse access

Window washing system

Roofing

Single ply thermoplastic roof membrane (Sika Sarnafil G410 Energysmart Roof Membrane) with walking pads

Rigid insulation, flashing, and sealants

Exterior

Glazed aluminum curtain wall system with aluminum sunshade fins and aluminum louvers

Plaster finish at first floor service areas and roof penthouse

Building entrances and openings

Common Areas

Main Lobby with reception/security desk, seating area, and enhanced fireplace design

First floor common conference rooms. Various sizes: 12 seat, 14 seat, 18 seat, 20 seat

First floor Fire Command Room, Mail Room, Building Security Room

Main Electrical room and Main Emergency Electrical Room

First floor at-grade shipping and receiving loading dock and service entry

Telecommunications Main Point of Entry (Tel/MPOE) room

Telecom room on each tenant floor for house providers.

Passenger elevator service room and elevator control panel room

Plumbing equipment (Lab Utilities) room

Elevators

Six (6) passenger elevators. Capacity: 3,500 lbs.; Speed 350 fpm

One (1) service elevators. Capacity: 5,000 lbs.; Speed 350 fpm

No elevator access to Roof

Base Building Core

Restroom Cores: one (1) set per floor including Men's and Women's Restrooms with ceramic tiles floors and wet walls, solid surface countertops, toilet partitions, hard lid ceiling with downlights, and low-flow plumbing fixtures

Janitor Closet: one (1) per floor

Full height, sound attenuated wall construction at restroom core to underside of slab

Emergency Power Electrical Rooms: two (2) per floor

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Normal Power Electrical Room: one (1) per floor
Telecomm / Base Building IDF Room: one (1) per floor
Shaft enclosures for Base Building system risers

Fire Protection

Wet fire protection system (risers, distribution piping and sprinkler heads throughout)
Fire extinguishers in semi-recessed wall cabinets at core areas
Fire safing at Base Building vertical penetrations per code requirement, including penetrations for mechanical, electrical, and plumbing systems
Fire Alarm

Plumbing

Building supplied lab air compressors on Emergency Power with branch lines to each floor
Building supplied lab vacuum pumps on Emergency Power with branch lines to each floor
Building supplied domestic water heaters
Natural gas for building boilers only, not available for Tenant use
Domestic hot and cold water service provided at each floor with water meter
Lab waste and lab waste vent provided for each floor with capped branches
Sanitary waste and vent systems provided at each floor
Code compliant core restrooms: (2) water closets, (2) urinals and (2) lavatories in Men's restroom. (4) water closets and (2) lavatories in Women's restroom
Janitor's closet with housekeeping service sink on each floor

HVAC

Two (2) 700 Ton water cooled chillers
One (1) two-cell open cooling tower
Three (3) 4,000 MBH heating hot water boilers
Secondary mechanical equipment includes, pumps, valves, piping and ductwork to support base building mechanical Lab

Lab HVAC-All labs are 100% exhausted/single pass air via supply and exhaust duct work. Supply air is provided by One (1) 21,000 CFM air handler dedicated to each floor. Exhaust air is provided by Three (3) 80,000 CFM exhaust fans, for a total building capacity of 240,000 CFM. Each lab area of each floor is allotted 12,000 CFM of exhaust via Two (2) subduct stub-outs from the main exhaust duct each capable of 6,000 CFM

Office HVAC-Office areas are recirculated air with code required supplemental outside air. Supply air is ducted and return air is via a register at the air handler room. Supply air is provided by the 21,000 CFM air handler that is dedicated to each floor. The air handler is equipped with MERV 8 pre-filters and MERV 14 final filters (not rated to remove odors)

Heating hot water piping stub outs on each floor allow for zone reheat coils.
Secondary condenser water loop with stub outs on each floor to allow for connection of a water source heat pump
Ventilation for base building electrical rooms
Restroom exhaust for base building restrooms
Building Management System (BMS) for core area and landlord infrastructure
Smoke Control System

Electrical

Two (2) 4,000A 480/277V Electrical Services for the base building. Bus duct risers provide 225A at 480V of normal power to each floor, and there is a 75kW 208V transformer for normal power.

Two (2) 1500 kW generators serve the legally required, fire-life safety, and standby power loads. Bus duct risers provide 36kW to each floor for standby power.

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Separate lighting, power, and mechanical panelboards at each floor to serve tenant loads

Telecommunications

Underground conduits bring in multiple service provider/carrier fiber and copper cabling to the MPOE room. Distribution of

Service provider copper and fiber terminations in MPOE extend up to telcom rooms on each floor.

Ten (10) 4" Conduits from MPOE to Distributed Antenna System (DAS) room

Eight (8) 4" Conduits from level 1 DAS room to IDF riser stack starting on level 2

Core space equivalent to (8) 4" conduits in each IDF room for backbone cabling

Two (2) 4" Conduits from MPOE to Facilities Telecom Room

2" Conduits to roof for DAS GPS unit

Fiber and copper termination equipment installed in base building IDFs for tenant connection

Pathway (firestopping assemblies and conduits from building IDF into tenant space for tenant connection to backbone
Cellular carrier fiber from MPOE to DAS room

Cellular carrier equipment installed in DAS room (by carriers) DAS headend equipment installed in DAS room

DAS remotes installed in specified IDF rooms

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SCHEDULE 3
TENANT IMPROVEMENT BUILDING STANDARDS

Genesis North
2 Tower Place,
South San Francisco, CA 94080
Tenant Improvement Building Standards

1.0	PARTITIONS

1.1	DEMISING WALL - ONE HOUR FIRE RESISTIVE CONSTRUCTION

One Hour Fire Resistive Wall will be constructed to demise tenant spaces with 3 5/8” x 20 gauge metal studs at 16” O.C. Wall is to extend full height from floor to underside of structure above with 5/8” Type “X” gypsum wallboard on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish and painted. The stud cavity shall be filled with sound attenuation insulation.

1.2	INTERIOR PARTITIONS

Interior partitions will be constructed with 3 5/8” x 20 gauge metal studs at 16” O.C. Walls are to extend 6” above adjacent ceilings with 5/8” gypsum wallboard placed on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish, with the stud cavity being filled with sound attenuation insulation in partitions between offices and conference rooms. Where no ceilings occur, partitions to extend full height to underside of structure above. Exceptions:

1.2.1
Lab: Interior Partitions separating lab from lab; or lab from office; or lab from corridor shall extend full height from floor to underside of structure above with 5/8” Type “X” gypsum wallboard on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish and painted. The stud cavity shall be filled with sound attenuation insulation.

1.2.2
Private Offices: Interior Partitions will be constructed similar to above but shall extend full height from floor to underside of structure above with 5/8” Type “X” gypsum wallboard on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish and painted. The stud cavity shall be filled with sound attenuation insulation.

1.2.3
Conference Rooms: Interior Partitions separating conference rooms from private offices shall extend full height from floor to underside of structure above with (2) layers of 5/8” Type “X” gypsum wallboard on each side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish and painted. The stud cavity shall be filled with sound attenuation insulation.

1.2.4	Glazing within interior partitions shall be at locations as identified within Test Fit / approved Concept Plan.

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2.0	WOOD DOORS AND FRAMES

2.1	INTERIOR DOORS

2.1.1
Main suite entry doors (if main entry is from elev. lobby) are to be 60 minute rated, 1 ¾” x 3’-0” x 8’-0” Solid core. VT Industries, Face: plain sliced slip walnut; Finish: TR-6 Clear or equivalent. Other suite entry doors are to be 60 minute rated, 1 ¾” x 3’-0” x 8’-0” Solid core. VT Industries, Face: plain sliced slip walnut; Finish: TR-6 Clear or equivalent.

2.1.2
Office and Conference Room Doors are to be 1 ¾” x 3’-0” x 8’-0” SOLID CORE. VT INDUSTRIES, FACE: PLAIN SLICED SLIP WALNUT; FINISH: TR-6 CLEAR OR EQUIVALENT. Common Area and Support Room Doors are to be 1 ¾” x 3’-0” x 8’-0” solid core. VT INDUSTRIES, FACE: PLAIN SLICED SLIP WALNUT; FINISH: TR-6 CLEAR OR EQUIVALENT.

2.1.3
Laboratory Suite Doors are to be rated where required by code, non-rated elsewhere, 1 ¾” x 3’-0” x 8’-0”. Solid core. VT INDUSTRIES, FACE: PLAIN SLICED SLIP WALNUT; FINISH: TR-6 CLEAR OR EQUIVALENT. Each lab will have a pair of doors for large equipment access. Rated doors shall have a narrow lite vision panel not exceeding 100 sq. inches (typical ¼” tempered 4” wide x 25” tall). Nonrated doors shall have a half-lite vision panel consisting of ¼” thick tempered safety glass. Armor plates and kick plates will be provided on Lab doors at appropriate locations.

2.1.4
Lab Support Doors, where provided, are to be rated as required by code, non-rated elsewhere, 1 ¾” x 3’-6” x 8’-0”. Solid core. VT INDUSTRIES, FACE: PLAIN SLICED SLIP WALNUT; FINISH: TR-6 CLEAR OR EQUIVALENT. Rated doors shall have a narrow lite vision panel not exceeding 100 sq. inches (typical ¼” tempered 4” wide x 25” tall). NON-RATED doors shall have a half-lite vision panel consisting of ¼” thick tempered safety glass. Armor plates and kick plates will be provided on Lab Support Doors at appropriate locations.

2.2	DOOR AND WINDOW FRAMES

2.2.1
Door and Window frames will be extruded aluminum alloy as manufactured by Western Integrated Materials Inc. Frames will be pre-punched for factory installed 14-gauge butt reinforcement, door strike, and closer hardware. Prefinished frame color to be: CLEAR ANODIZED ALUMINUM.

2.2.2
Rated doors and window frames shall be as required by code, with label ratings for smoke and fire resistance meeting the requirements established by the Underwriters Laboratory (UL). Doors will include smoke seals. Door frames will be extruded aluminum alloy as manufactured by Western Integrated Materials Inc. Frames will be pre-punched for factory installed 14-gauge butt reinforcement, door strike, and closer hardware. Prefinished frame color to be: Clear anodized aluminum.

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2.3	FINISH HARDWARE

2.3.1	SUITE ENTRY

For solid core wood doors:
Hinges: Three-knuckle, concealed bearing hinges.

a.	Manufactures: Ives 3CB Series; Hager AB series, or McKinney TA series

b.	Doors up to 36 inches wide: Standard weight, 4-1/2 inches high

c.	Doors over 36 inches wide: Heavy weight, 5 inches high

d.	Finish: ANSI A8112 steel with steel pin.

Locksets & Security hardware:

a.	Passenger Elevator Lobby doors: Electrified door hardware for card reader and electrified door hold open for receipt of TFTI security system.

b.	Service Elevator Lobby doors: Electrified door hardware for card reader for receipt of TFTI security system.

Closers: LCN 4040XP series or equivalent conforming with ANSI/BHMA A156.4 Grade 1 requirements.
Floor stop: IVES FS439, Finish: US26D Satin chrome plated.

2.3.2	INTERIOR DOORS

For solid core wood doors:
Hinges: Three-knuckle, concealed bearing hinges.

a.	Manufactures: Ives 3CB Series; Hager AB series, or McKinney TA series

b.	Doors up to 36 inches wide: Standard weight, 4-1/2 inches high

c.	Doors over 36 inches wide: Heavy weight, 5 inches high

d.	Finish: ANSI A8112 steel with steel pin.

Locksets:

a.	Private Office Doors: Office entry lock set: MORTISE LEVER SCHLAGE L 9000 SERIES, FINISH: 630, US32D, Satin Stainless steel.

b.	Conference Room Doors: Passage Set: SCHLAGE L SERIES MORTISE L9010 17A. FINISH: 630, US32D, Satin Stainless steel. REVISIONS TO LOCKSET TFTI.

Floor stop: IVES FS439, Finish: US26D Satin chrome plated.

3.0	CEILINGS

3.1	ACOUSTICAL CEILINGS

Private Offices & Conference Rooms: Ceilings will be 2” x 2” x ¾” ARMSTRONG, ULTIMA TEGULAR FINE TEXTURE, COLOR: WHITE. GLASS-FIBER BASED PANELS TO BE TYPE IV MINERAL BASED WITH MEMBRANE-FACED OVERLAY; FORM 2, WATER FELTED WITH VINYL OVERLAY ON FACE AND BACK OF PANEL. PERFORMANCE CHARACTERISTICS TO MEET THE FOLLOWING:

a.	LR: Not less than 0.90.

b.	NRC: Not less than 0.70.

ACOUSTICAL PANELS ARE TREATED WITH MANUFACTURER'S STANDARD ANTIMICROBIAL FORMULATION THAT INHIBITS FUNGUS, MOLD, MILDEW, AND GRAM-POSITIVE AND GRAM-NEGATIVE BACTERIA.

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SUSPENSION SYSTEM: ARMSTRONG SILHOUETTE NARROW 9/16” WITH ¼” REVEAL; COLOR: WHITE.

3.2	VINYL-FACED CEILINGS

Lab Areas: Ceilings will be 2” x 4” x ½” Certainteed Saint-Gobain, VINYLROCK (#1140 CRF-1), COLOR: WHITE. VINYL-FACED PANELS SHALL BE TYPE XX; HIGH DENSITY, CERAMIC AND MINERAL BASE PANELS WITH SCRUBBABLE FINISH, RESISTANT TO HEAT, MOISTURE, AND CORROSIVE FUMES.

SUSPENSION SYSTEM: Certainteed Saint-Gobain 15/16” trim edge (square); Color: White

3.3	GYPSUM WALLBOARD SOFFITS

Break Areas: Gypsum wallboard soffits will be constructed with 3 5/8” x 20 gauge metal studs at 16” O.C., with 5/8” gypsum wallboard placed on exterior side of studs. Gypsum wallboard shall be taped and finished with joint compound to a Level 4 finish.

3.4	WOOD CEILING GRILLE

RECEPTION / LOBBY AREAS: WOOD CEILING GRILL WILL BE 9WOOD CROSSPIECE WOOD CEILING, 1100 GRILLE OR ARCHITECT’S APPROVED EQUIVALENT.

4.0	LIGHTING FIXTURES

4.1	OFFICE AND LAB AREA LIGHT FIXTURES SHALL BE MIN. 6” WIDE RECESSED LINEAR LED TYPE BY FINELITE OR EQUIVALENT.

4.2	LAB SUPPORT ROOMS SHALL HAVE RECESSED 2’X4’ LED FIXTURES.

4.3	ALL LIGHTING SHALL HAVE TITLE 24 COMPLIANT LIGHTING CONTROLS AND SENSORS.

5.0	FINISHES

5.1	CARPET

a.	MANUFACTURERS: MANNINGTON, TANDAS CENTIVA, OR ARCHITECT’S APPROVED EQUIVALENT

b.	PRODUCT SIZE: AS INDICATED ON DRAWINGS. 6’ ROLL POWER-BOND,24” X 24” CARPET TILE, 12” X 48” CARPET PLANK; VARIES PER FINISH OPTION

c.	BACKING: PER MANUFACTURER’S RECOMMENDATION

d.	FACE WEIGHT: 24 OZ./SQ. YD. MAY VARY PER FINISH OPTION

e.	PILE HEIGHT AVERAGE: 0.106 INCH MAY VARY PER FINISH OPTION

f.	FIBER SYSTEM: TEXTURED PATTERN LOOP, INVISTA ANTRON LUMENA TYPE 6 HOLLOW FILAMENT NYLON WITH PERMANENT STAIN AND BLEACH PROTECTION, STATIC CONTROL

g.	SOIL/STAIN PROTECTION: SURATECH OR EQUIVALENT

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5.2	CERAMIC TILE

a.	MANUFACTURERS:

1.	FIANDRE

2.	DALTILE

3.	EMIL CERAMICA

4.	AMERICAN OLEAN

5.	OR ARCHITECT APPROVED EQUIVALENT

b.	COMPOSITION: VITREOUS, IMPERVIOUS NATURAL CLAY, OR PORCELAIN

c.	FACE SIZE: PER DRAWINGS

d.	FACE SIZE VARIATION: CALIBRATED OR RECTIFIED

e.	THICKNESS: MANUFACTURERS STANDARD

f.	DYNAMIC COEFFICIENT OF FRICTION: NOT LESS THAN 0.42.

g.	TRIM UNITS: COORDINATED WITH SIZES AND COURSING OF ADJOINING FLAT TILE WHERE APPLICABLE AND MATCHING CHARACTERISTICS OF ADJOINING FLAT TILE. ARCHITECT TO SELECT FROM MANUFACTURER’S FULL RANGE.

5.3	VINYL COMPOSITION TILE

a.	Manufacturers:

1.	Armstrong World Industries, Inc.

2.	Johnsonite (Tarkett Group)

3.	Mannington Commercial

b.	Tile Standard: ASTM F 1066, Class 1, solid-color

c.	Thickness: 0.125 inches

d.	Size: 12 by 12 inches and 12 by 24 inches. As indicated on Drawings.

5.4	LUXURY VINYL TILE
a.    Manufacturers:
1.    Tandus-Centiva
2.    Johnsonite (Tarkett Group)
3.    Mannington Commercial
b.    Tile Standard: ASTM F 1700, Class 3, Type B
c.    Thickness: 0.100 to 0.120 inches
d.    Size: As indicated on drawings

5.5	HOMOGENOUS VINYL SHEET

a.	Manufacturers:

1.	Johnsonite (Tarkett Group); Or ARCHITECT APPROVED EQUIVALENT

b.	Classification: ASTM F193, Class 1, Type A

c.	Thickness: Wear Layer Thickness ASTM F386 0.80” Gauge; Polyurethane reinforced per ASTM F410

d.	Chemical Resistance: Per ASTM F-925

e.	Size: Roll length: 75’-9”; Roll width: 6’-6”

5.6	BASE

a.	Manufacturers:

1.	Armstrong World Industries, Inc.

2.	Johnsonite (Tarkett Group)

3.	VPI Corporation

b.	Product Standard: ASTM F 1861, Type TP (rubber, thermoplastic).

1.	Group: I (solid, homogeneous).

2.	Style and Location: As indicated.

c.	Thickness: 0.125 inch

d.	Height: 4” high

e.	Lengths: Coils in manufacturer's standard length. Pre-cut lengths are not acceptable.

f.	Outside Corners: Job formed or preformed.

g.	Inside Corners: Job formed or preformed.

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5.7	PAINT

Lab and Lab Support Areas: All walls will receive primer coat plus (2) coats of Sherwin Williams, Semi-Gloss Finish; Color: As indicated on drawings. Designated walls shall receive accent paints, choice of Sherwin Williams, Semi-Gloss Finish, Color: As indicated on drawings.

Office Areas: All walls will receive primer coat plus (2) coats of Sherwin Williams, Eggshell Finish; Color: As indicated on drawings. Designated walls shall receive accent paints, choice of Sherwin Williams, Eggshell Finish, Color: As indicated on drawings.

All ceilings and open to structure areas to receive (2) coats of Sherwin Williams, Flat Finish; Color: As indicated on drawings.

6.0	WINDOW TREATMENT
Window Shades at building exterior perimeter windows: Where provided, will be manual-type roller shades by Mechoshade in recessed factory housing accessible within tenant space. Shade Material shall be Thermoveil 1500, Color: 1504 Black/Brown; Density: 3% Open.

7.0	MISCELLANEOUS

7.1	SIGNAGE

One standard building directory sign with suite number and tenant name. Restroom and code required signage.

7.2	ILLUMINATED EXIT SIGNS

Lithonia (or Isolite equal) ceiling mounted illuminated Edge Lit Series with single face universal mount, with universal arrows & green letters.

8.0	BREAKROOM CABINETRY

Cabinetry: Plastic laminate base cabinetry with base cabinets and upper cabinets. Plastic laminated base and uppers: Wilsonart, Designer white #D354-01 (gloss finish). Provide PVC edge banding (0.018 to match plastic laminate)

Solid surface counter tops and splash: Livingstone L104 Brisk with glass mosaic tile back splash

Plumbing Fixtures: Sink is to be stainless steel, undercounter mount, ADA depth, with a ADA single handle deck mounted kitchen faucet with gooseneck spout.

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9.0	LABORATORY CASEWORK AND FUME HOODS

12.1
Casework: Labs will be furnished with modular, mobile metal laboratory casework manufactured by iLab, Inc. Countertops will be chemical resistant epoxy/phenolic resin. Island benches shall be pre-piped for Compressed Air and Lab Vacuum with quick disconnect connections located above the ceiling. Benches with sinks will have a single basin epoxy sink (21” x 15” x 10” deep). Sink cabinets shall have a hot and cold water mixing faucet with a counter mounted eyewash. Sinks at island benches will have a stainless-steel glassware pegboard with drip tray and drain hose. Benches will be pre-wired with factory installed single channel raceways for power. Receptacles will be GFI at wet benches and color coded for normal (grey) and emergency (red) power uses.

12.2
Fume Hoods: Fume Hoods will be 6’ wide, bench top hoods with a combination sash. Hoods will be factory pre-piped and pre-wired for Vacuum, Compressed Air and normal power on each fume hood post. Hoods will be provided with self-closing acid and flammable storage cabinet bases.

NOTES:

1.
Each prospective build-out, including but not limited to electrical, mechanical and plumbing design shall be reviewed and verified prior to commencement of Construction Documents and is subject to Landlord’s review and approval.

2.	Upgraded items beyond Building Standards include, but are not limited to, the following:

1.	Cabinetry beyond that shown in drawings

2.	Upgraded Carpet.

3.	Interior Windows (beyond approved side light window)

4.	Gypsum Board and Acoustical Ceilings

5.	Additional sound attenuation insulation above acoustical ceiling tiles

6.	Plumbing, beyond stainless steel standard

7.	Architectural Features (i.e. Light Soffit, Curved Walls, etc., not shown on spec plan)

8.	Wallcoverings

9.	Dedicated or Higher Voltage Electrical Outlets

10.	24 Hour Cooling

11.	Interior design and drawings for above noted upgrades

12.	Customized lab design

3.	The following items are responsibility of the Tenant and are excluded from the Owner’s scope of work to be provided:

1.	Security/Access Control within the Tenant Suite.

2.	Signage beyond Code required egress signage.

3.	Audio/Visual systems

4.	Data distribution within the Tenant Suite

5.	Server Room HVAC / Dedicated system
UPS systems for Tenant Equipment.
[To be provided]

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EXHIBIT C
CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE
This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE ("Confirmation/Amendment") is made and entered into effective as of _________________, 20__, by and between AP3-SF3 CT NORTH, LLC, a Delaware limited liability company ("Landlord") and FLUIDIGM CORPORATION, a Delaware corporation ("Tenant").
R E C I T A L S:
A.    Landlord and Tenant entered into that certain Lease dated as of _____________________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, in that certain building located at ________________, ____________, California ______.
B.    Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.
C.    Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of ____________________ for a term of _________________________ ending on _______________________ (unless sooner terminated as provided in the Lease. Tenant shall commence to pay rent on _______________, 20__ (“Rent Commencement Date”).
2.    No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Landlord":

AP3-SF3 CT NORTH, LLC,
a Delaware limited liability company

By:
Name:
Its:

"Tenant":

,
a

By:	Name: Its:

By:	Name: Its:

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EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.
1.    Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.
3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.
4.    Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.
5.    No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein.

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If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.
6.    Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.
7.    No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.
8.    The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.
9.    Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.
10.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.
11.    Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).
12.    Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.
13.    Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.
14.    No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or laboratory purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

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15.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.
16.    Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.
17.    Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.
18.    No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.
19.    Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
20.    Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.
21.    All contractors, contractor's representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.
22.    Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord's consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.
23.    Tenant shall only employ persons from a list of exclusive vendors selected by Landlord for the removal of hazardous waste materials from the Building and the Project.
24.    Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.
25.    Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs,

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environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).
26.    Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
27.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
28.    Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.
29.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.
30.    The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.
31.    Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.
32.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
33.    Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.
34.    Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.

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35.    No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.
36.    Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
37.    Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
38.    The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
39.    Tenant shall comply with all Building security procedures as Landlord may effectuate.
40.    Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.
PARKING RULES AND REGULATIONS
1.    Landlord reserves the right to establish and reasonably change the hours for the Parking Facility, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Project. The Parking Facility may not be used by Tenant or its agents for overnight parking of vehicles except while Tenant’s personnel are traveling. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.
2.    Tenant (including Tenant's employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facility.
3.    Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.
4.    All directional signs and arrows must be observed.
5.    The speed limit shall be 5 miles per hour.
6.    Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.
7.    Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)    areas not striped for parking;
(b)    aisles;
(c)    where "no parking" signs are posted;
(d)    ramps; and
(e)    loading zones.
8.    Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking

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identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.
9.    Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.
10.    Every parker is required to park and lock his/her own car.
11.    Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.
12.    Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.
13.    Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.
14.    Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facility, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facility and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facility; (ii) Tenant uses the Parking Facility at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facility by Tenant and its employees and agents, whether brought by any of such persons or any other person.
15.    Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.
16.    Tenant's right to use the Parking Facility will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Facility. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).
17.    If the Parking Facility is damaged or destroyed, or if the use of the Parking Facility is limited or prohibited by any governmental authority, or the use or operation of the Parking Facility is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's reasonable control, Tenant's inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facility, or any equipment, fixtures, or signs used in connection with the Parking Facility and any adjoining buildings or structures caused by Tenant or any of its employees and agents.
18.    Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT D -6-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
COMMON AREA AMENITIES
1.    Tenant understands that Landlord may provide certain common area amenities for Tenant’s non-exclusive use. Such amenities are for the use of tenants during regular business hours and shall be reserved through the management office in advance. Tenant and Tenant's agents, employees and invitees shall adhere to all rules Landlord sets forth in respect to use of the amenities, which may change from time to time.
2.    Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord and its agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the amenities by Tenant and its agents, employees and invitees, whether brought by any of such persons or any other person.
3.    All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant’s use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.
4.    Tenant shall be responsible for the cost or repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant's agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.
5.    Tenant shall conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.
6.    Tenant shall not bring any food or beverages into any amenity area.
7.    No alcoholic beverages shall be permitted at the amenities at any time.
8.    Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT D -7-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT E
FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:
Cox, Castle & Nicholson LLP
2029 Century Park East, 21st Floor
Los Angeles, California 90067
Attention: Adam B. Weissburg, Esq.
APN: 007-650-190 and 007-650-170

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Loan No. 18601
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention: Structured Real Estate Loan Servicing
Re: ___________________________________________ [Insert Property name and location]
The undersigned, Fluidigm Corporation, a Delaware corporation (“Tenant”), understands that Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (“Lender”) has made or will be making a loan (the “Loan”) to AP3-SF3 CT North LLC, a Delaware limited liability company (“Landlord”), secured by a mortgage or deed of trust (the “Mortgage”) encumbering the real property (the “Property”) described on Exhibit A, attached hereto and made a part hereof. Tenant and Landlord entered into an unrecorded lease agreement (the “Lease”) dated _____________ by which Tenant leased from Landlord certain premises commonly known as ________________________ (the “Leased Premises”), and constituting a portion of the Property. Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.
Subject to the terms of this agreement, Tenant hereby subordinates all of its right, title and interest under the Lease to the lien of the Mortgage and any other mortgages (as the same may be modified and/or extended from time to time) now or hereafter in force against the Property, and to any and all existing and future advances made under such Mortgage.

2.
In the event that Lender becomes the owner of the Property by foreclosure, deed in lieu of foreclosure, or otherwise, the Lease shall continue as a direct lease between Lender, as landlord, and Tenant, as tenant, and Tenant agrees to unconditionally attorn to Lender and to recognize it as the owner of the Property and the Landlord under the Lease. The Lender agrees not to terminate the Lease or disturb or interfere with Tenant’s possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, so long as Tenant is not in default under the Lease beyond applicable notice, grace and cure periods, if any.

3.
Other than pursuant to express termination rights in the Lease, Tenant will not terminate or seek to terminate the Lease by reason of any act or omission of the Landlord thereunder until Tenant shall have given written notice, by certified mail, return receipt requested, or overnight delivery by a nationally recognized carrier, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, c/o Barings, One Financial Plaza, Hartford, Connecticut 06103, Attention: Structured Real Estate Loan Servicing, with a copy sent to Barings, One Financial Plaza, Hartford, Connecticut 06103, Attention: Legal Department, and the cure period provided to Landlord, if any, shall have elapsed following the giving of such notice, during which period Lender shall have the right, but not the obligation, to remedy such act or omission. Lender will have 10 days after its receipt of such notice to cure any Landlord monetary default and will have 30 days after its receipt of such notice to cure any Landlord non-monetary default. If such non-monetary cure is not possible within 30 days, Lender will be afforded additional time not to exceed an additional 60 days to cure such non-monetary default, so long as Lender commences such cure within such initial 30 day period and continues to diligently to pursue the same to completion.

4.    Lender and any other subsequent owner of the Property, whether through foreclosure, deed in lieu of foreclosure, or any other means, or any other transfer or means after a foreclosure or a deed in lieu of foreclosure (a “Subsequent Owner”) shall not be:

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -2-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

(a)	Liable for any act or omission of any prior landlord, including Landlord, except for any ongoing, non-monetary maintenance, repair or replacement obligation set forth in the Lease;

(b)
Subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord, except for offsets or defenses related to a continuing default, so long as Tenant (i) notifies Subsequent Owner in writing of such continuing default on or after the date Subsequent Owner succeeds to the interest of Landlord under the Lease and (ii) provides Subsequent Owner with the same opportunity to cure such continuing default as provided to Landlord under the Lease (it being understood that Landlord shall remain liable for such damages until Subsequent Owner is liable for the same hereunder);

(c)
Bound by any prepayment of rent made more than one month in advance or deposit, rental security or any other sums deposited with any prior lessor, including Landlord, under the Lease, unless actually received by Lender or Subsequent Owner;

(d)
Bound by any amendment or modification of the Lease made without Lender’s or Subsequent Owner’s prior written consent, except for amendments or modifications specifically contemplated by the Lease; and

(e)
Bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises or the Property required under the Lease, including, without limitation, for any expansion or rehabilitation of existing improvements thereon; or for the payment of any tenant allowance or incentive, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease.

5.    Tenant agrees to commence paying all rents, revenues and other payments due under the Lease directly to Lender after Lender notifies Tenant that Lender is the owner and holder of the Loan and is invoking Lender’s rights under the Loan documents to directly receive from Tenant all rents, revenues and other payments due under the Lease. By making such payments to Lender, Tenant shall be deemed to have satisfied all such payment obligations to Landlord under the Lease.
6.    This Agreement shall inure to the benefit of Lender’s affiliates, agents, lenders, co-lenders and participants, and each of their respective successors and assigns.
[Remainder of page intentionally left blank; signature pages follow]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -3-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be duly executed as of the _____ day of ___________, 2019.
TENANT:
FLUIDIGM CORPORATION,
a Delaware corporation

By:
Name:
Its:
[Signatures continue on following page]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -4-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

LANDLORD:

AP3-SF3 CT NORTH LLC,
a Delaware limited liability company
By:
Name:    W. Neil Fox, III
Its:    Chief Executive Officer
[Signatures continue on following page]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -5-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

LENDER:
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation
By:    Barings Real Estate Advisers Inc.,
    a Delaware corporation,
    its Authorized Agent

By:
Name:
Its:
[End of signatures]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -6-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

TENANT’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                                                       )
)    ss:
COUNTY OF                                                       )
On ______________, 2019, before me, _____________________________________________
(insert name and title of the officer),
personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of                  that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: _______________________________________

[Seal]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -7-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                                                       )
)    ss:
COUNTY OF                                                       )
On ______________, 2019, before me, _____________________________________________
(insert name and title of the officer),
personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of                  that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: _______________________________________

[Seal]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -8-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

LENDER’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                                                       )
)    ss:
COUNTY OF                                                       )
On ______________, 2019, before me, _____________________________________________
(insert name and title of the officer),
personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of                  that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: _______________________________________

[Seal]

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -9-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT A
LEGAL DESCRIPTION

Real property in the City of South San Francisco, County of San Mateo, State of California, described as follows:
PARCEL A:
PARCEL 2 AS SHOWN ON THAT CERTAIN MAP ENTITLED, "PARCEL MAP 08-0001, BEING A RESUBDIVISION OF PARCEL 1 AS SAID PARCEL IS SHOWN ON THAT CERTAIN MAP ENTITLED 'PARCEL MAP 01-020' FILED FOR RECORD ON MAY 19, 2006 IN BOOK 76 OF PARCEL MAPS AT PAGES 94 AND 95", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON SEPTEMBER 18, 2008 IN BOOK 78 OF PARCEL MAPS, AT PAGES 67-68, INCLUSIVE.
PARCEL B:
PARCEL 2, AS SHOWN ON THE MAP ENTITLED, "PARCEL MAP 01-020, BEING A RESUBDIVISION OF A PORTION OF LOT D AS SAID LOT IS SHOWN ON THAT CERTAIN MAP ENTITLED 'TERRABAY PHASE III - MANDALAY POINTE' FILED FOR RECORD ON NOVEMBER 18, 2002 IN BOOK 132 OF MAPS AT PAGES 49 THROUGH 53, A PORTION OF LOT 395 AS SAID LOT SHOWN ON THAT CERTAIN MAP ENTITLED "TERRABAY" FILED FOR RECORD ON JULY 2, 1990 AND ALL OF ADJUSTED LOT 396 AS DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT NO. 25, RECORDED MARCH 3, 2002 AS DOCUMENT NO. 2002-043342, SAN MATEO COUNTY RECORDS, CITY OF SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA WHICH PARCEL MAP WAS FILED FOR RECORD ON THE 19TH DAY OF MAY, 2006 IN BOOK 76 OF PARCEL MAPS, AT PAGES 94-95, AND WHICH PARCEL MAP WAS AMENDED BY THOSE CERTAIN CERTIFICATE OF CORRECTIONS RECORDED (A) OCTOBER 23, 2006 AS DOCUMENT NUMBER 2006-159188 OF OFFICIAL RECORDS, SAN MATEO COUNTY RECORDS, STATE OF CALIFORNIA, AND (B) RECORDED JUNE 19, 2015 AS DOCUMENT NUMBER 2015-064090 OF OFFICIAL RECORDS, SAN MATEO COUNTY RECORDS, STATE OF CALIFORNIA.
PARCEL C:
NON-EXCLUSIVE EASEMENTS AS DESCRIBED AND GRANTED TO MYERS PENINSULA VENTURE, LLC, IN THAT CERTAIN AGREEMENT GRANTING EASEMENT RECORDED MARCH 1, 2007 AS INSTRUMENT NO. 2007-031676 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
PARCEL D:
A NON-EXCLUSIVE EASEMENTS AS DESCRIBED AND AS GRANTED TO MYERS PENINSULA VENTURE, LLC IN THAT CERTAIN DECLARATION OF EASEMENTS RECORDED SEPTEMBER 18, 2008, AS INSTRUMENT NO. 105133 OF OFFICIAL RECORDS; AND THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF EASEMENTS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121411, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
PARCEL E:
NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED MAY 5, 2008 AND RECORDED ON SEPTEMBER 18, 2008 AS INSTRUMENT NO. 2008-105136; AND THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121410; AND THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF RECIPROCAL

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -10-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EASEMENTS, COVENANTS AND RESTRICTIONS OF CENTENNIAL TOWERS RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121417, ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
PARCEL F:
A NON-EXCLUSIVE EASEMENT AS SET FORTH IN THAT CERTAIN AGREEMENT GRANTING EASEMENT DATED JANUARY 22, 2009 AND RECORDED ON FEBRUARY 3, 2009 AS INSTRUMENT NO. 2009-010537 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
PARCEL G:
NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN DECLARATION OF COVENANTS CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED MARCH 27, 2009 AND RECORDED ON APRIL 3, 2009 AS INSTRUMENT NO. 2009-038658; AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED APRIL 20, 2010 AND RECORDED MAY 12, 2010 AS INSTRUMENT NO. 2010-051876; AND AMENDED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF CENTENNIAL TOWERS DATED NOVEMBER 17, 2015 AND RECORDED NOVEMBER 18, 2015 AS INSTRUMENT NO. 2015-121409 ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, CALIFORNIA.
APN: 007-650-190 (Parcel A) and 007-650-170 (Parcel B)

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT E -11-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT F
GENERAL STORAGE AREA

OFFICE
STORAGE CA-2.2B
STORAGE CA-2.2C
STORAGE CA-2.3A
STORAGE CA-2.3B
STORAGE CA-2.2A
LINEN
MEN'S LOCKER
WOMEN'S LOCKER
FITNESS CENTER
STUDIO
STUDIO
MECH
GENERAL STORAGE AREA
TEL
STORAGE CA-2.1F
STORAGE CA-2.1E
ELEV LOBBY
STORAGE CA-2.1A
STORAGE CA-2.1B
STORAGE CA-2.1C
FSA VESTIBULE
STUDIO
GYM

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT F -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT G
HAZARDOUS MATERIALS STORAGE AREAS

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT G -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

EXHIBIT H
FORM OF LETTER OF CREDIT
(Letterhead of a money center bank acceptable to the Landlord)
[please substitute approved form]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
AP3-SF3 CT NORTH, LLC
4380 LA JOLLA VILLAGE DRIVE, SUITE 230
SAN DIEGO, CA 92122
ATTENTION: W. NEIL FOX, CEO

APPLICANT:
FLUIDIGM CORPORATION
7000 SHORELINE COURT SUITE 100
SOUTH SAN FRANCISCO CA 94080

AMOUNT:        US$2,000,000.00 (TWO MILLION DOLLARS AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:	____________ [SVB WILL INSERT A DATE THAT IS ONE YEAR FROM ISSUE]

PLACE OF EXPIRATION:    ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN ____________________, AS TENANT, AND _____________________ AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF _______________ ISSUED BY SILICON VALLEY BANK; (III) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (IV) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; (V) LANDLORD IS AUTHORIZED TO DRAW DOWN UNDER THE LETTER OF CREDIT IN THE REQUESTED AMOUNT; AND

879352.05/SD 374622-00001/3-28-19/MLT/bp	EXHIBIT H -1-	GENESIS SSF - TWO TOWER PLACE [Fluidigm Corporation]

(VI) LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THE LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT’S OBLIGATION UNDER THE LEASE. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$______________, WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)”
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."
OR
"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."
OR
“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JUNE 30, 2030. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT

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ACCEPTABLE TO YOU AND IT IS LESS THAN 30 DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408) --- ----, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00AND MAXIMUM US$2,500)) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

___________________________ ___________________________
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054     NO. _____________ ISSUED BY
ATTN: GLOBAL TRADE FINANCE SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,                            SIGNATURE AUTHENTICATED

_____________________________                The name(s), title(s), and signature(s) conform to that/those
(BENEFICIARY’S NAME)                 on file with us for the company and the signature(s) is/are authorized to execute this instrument.
_____________________________
(SIGNATURE OF BENEFICIARY)                ________________________________________________
                                     (Name of Bank)
_____________________________                ________________________________________________
(NAME AND TITLE)                             (Address of Bank)
________________________________________________
(City, State, ZIP Code)
_______________________________________________
(Authorized Name and Title)
________________________________________________
(Authorized Signature)
________________________________________________
(Telephone number)

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RIDER 1
EXTENSION OPTION RIDER
This Extension Option Rider ("Extension Rider") is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.
1.    Extension Option. Landlord hereby grants Tenant one (1) option (the "Extension Option") to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant, Tenant has previously been in default under the Lease beyond all applicable notice and cure periods in the preceding twelve (12) month period (as those terms are defined below). The Extension Option is personal to the Original Tenant and any Affiliate Assignee and may only be exercised by the Original Tenant or any Affiliate Assignee (and not any other assignee, sublessee or other transferee of Tenant's interest in the Lease).
2.    Option Rent. The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the initial Lease Term; or (ii) the Fair Market Rental Rate for comparable office/laboratory space in the South San Francisco market. As used herein, the "Fair Market Rental Rate" shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location (including views) and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building, the Other Existing Building in the Project and in other comparable first-class biotechnology buildings in South San Francisco area ("Market Area"), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space and that Tenant will not be receiving such concessions). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.
3.    Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than fifteen (15) months nor less than fourteen (14) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the "Exercise Date") which is twelve (12) months prior to the expiration of the initial Lease Term, exercise the Extension Option by delivering written notice ("Exercise Notice") thereof to Landlord. Tenant's failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant's waiver of the Extension Option and such Extension Option shall be null and void and of no further force or effect.
4.    Determination of Option Rent. If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially determined by Landlord, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's delivery of such Exercise Notice (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.6 below; provided, however, Landlord shall not submit an amount in excess of that set forth in the Option Rent Notice. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed

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to be such party's approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.
4.1    Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first biotechnology office buildings in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.
4.2    The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.
4.3    The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.
4.4    The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.
4.5    If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.
4.6    If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the fifteen (15) day period described in Section 4.2 above, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Mateo County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof. Landlord and Tenant shall each pay the costs of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.

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